AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

CITIZENS FINANCIAL SERVICES, INC.,

AND

MIDCOAST COMMUNITY BANCORP, INC.

DATED AS OF SEPTEMBER 18, 2019

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TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS
1.1          Certain Definitions.
ARTICLE II THE MERGER
2.1          Contribution and Merger.
2.2          Closing; Effective Time.
2.3          Articles of Incorporation and Bylaws.
2.4          Officers and Directors of the Surviving Institution.
2.5          Effects of the Merger.
2.6          Tax Consequences.
2.7          Possible Alternative Structures.
2.8          Absence of Control.
2.9          Bank Merger.
ARTICLE III CONVERSION OF SHARES
3.1          Conversion of MidCoast Common Stock; Merger Consideration.
3.2          Election Procedures.
3.3          Procedures for Exchange of MidCoast Common Stock.
3.4          Treatment of MidCoast Stock Options.
3.5          Treatment of MidCoast Warrants.
3.6          Reservation of Shares.
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MIDCOAST
4.1          Standard.
4.2          Organization.
4.3          Capitalization.
4.4          Authority; No Violation.
4.5          Consents.
4.6          Financial Statements.
4.7          Taxes.
4.8          No Material Adverse Effect.
4.9          Material Contracts; Leases; Defaults.
4.10          Ownership of Property; Insurance Coverage.
4.11          Legal Proceedings.
4.12          Compliance with Applicable Law.
4.13          Employee Benefit Plans.
4.14          Brokers, Finders and Financial Advisors.
4.15          Environmental Matters.
4.16          Loan Portfolio.
4.17          Related Party Transactions.
4.18          Deposits.
4.19          Board Approval.
4.20          Risk Management Instruments.
4.21          Fairness Opinion.
4.22          Intellectual Property.
4.23          Duties as Fiduciary.
4.24          Employees; Labor Matters.
4.25          MidCoast Information Supplied.
4.26          Internal Controls.
4.27          Bank Owned Life Insurance.
4.28          Anti-Takeover Provisions Inapplicable.
4.29          Privacy.
4.30          Required Vote.
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ARTICLE V REPRESENTATIONS AND WARRANTIES OF CITIZENS
5.1          Standard.
5.2          Organization.
5.3          Capitalization.
5.4          Authority; No Violation.
5.5          Consents.
5.6          Financial Statements.
5.7          Taxes.
5.8          No Material Adverse Effect.
5.9          Material Contracts; Leases; Defaults.
5.10          Ownership of Property; Insurance Coverage.
5.11          Legal Proceedings.
5.12          Compliance with Applicable Law.
5.13          Employee Benefit Plans.
5.14          Brokers, Finders and Financial Advisors.
5.15          Environmental Matters.
5.16          Loan Portfolio.
5.17          Related Party Transactions.
5.18          Board Approval.
5.19          Risk Management Instruments.
5.20          Intellectual Property.
5.21          Duties as Fiduciary.
5.22          Employees; Labor Matters.
5.23          Citizens Information Supplied.
5.24          Internal Controls.
5.25          Citizens Common Stock.
5.26          Available Funds; Authorized Common Stock.
5.27          Securities Documents.
5.28          Privacy.
5.29          Interim Operations of Newco.
ARTICLE VI COVENANTS OF MIDCOAST
6.1          Conduct of Business.
6.2          Current Information.
6.3          Access to Properties and Records.
6.4          Financial and Other Statements.
6.5          Maintenance of Insurance.
6.6          Disclosure Supplements.
6.7          Consents and Approvals of Third Parties.
6.8          All Reasonable Efforts.
6.9          Failure to Fulfill Conditions.
6.10          No Solicitation.
6.11          MidCoast 401(k) Plan Termination.
6.12          Shareholder Litigation.
6.13          Fiserv Contract Termination.
6.14          Bylaw Amendment.
ARTICLE VII COVENANTS OF CITIZENS
7.1          Conduct of Business.
7.2          Access to Properties and Records.
7.3          Financial and Other Statements.
7.4          Maintenance of Insurance.
7.5          Disclosure Supplements.
7.6          Consents and Approvals of Third Parties.
7.7          All Reasonable Efforts.
7.8          Failure to Fulfill Conditions.
7.9          Employee Matters.
7.10          Directors and Officers Indemnification and Insurance.
7.11          Reservation of Stock.
7.12          Communications to MidCoast Employees; Training.
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ARTICLE VIII REGULATORY AND OTHER MATTERS
8.1          Meeting of Shareholders.
8.2          Proxy Statement-Prospectus; Merger Registration Statement.
8.3          Regulatory Approvals.
ARTICLE IX CLOSING CONDITIONS
9.1          Conditions to Each Party’s Obligations Under this Agreement.
9.2          Conditions to the Obligations of Citizens under this Agreement.
9.3          Conditions to the Obligations of MidCoast under this Agreement.
ARTICLE X TERMINATION, AMENDMENT AND WAIVER
10.1          Termination.
10.2          Effect of Termination.
10.3          Amendment, Extension and Waiver.
ARTICLE XI MISCELLANEOUS
11.1          Confidentiality.
11.2          Public Announcements.
11.3          Survival.
11.4          Notices.
11.5          Parties in Interest.
11.6          Complete Agreement.
11.7          Counterparts.
11.8          Severability.
11.9          Governing Law.
11.10          Interpretation.
11.11          Specific Performance.
11.12          Waiver of Trial by Jury.
11.13          Obligations of Newco.

Exhibit A – Form of Voting and Support Agreement
Exhibit B – Form of Agreement and Plan of Bank Merger
Exhibit C – Form of Joinder Agreement

iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of September 18, 2019, is entered into by and between Citizens Financial Services, Inc. (“Citizens”), and MidCoast Community Bancorp, Inc. (“MidCoast”), each a Pennsylvania corporation.
Recitals
1.            The Board of Directors of each of Citizens and MidCoast (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of their respective companies and their respective shareholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies and (iii) has unanimously approved this Agreement.
2.            As a condition to the willingness of Citizens to enter into this Agreement, each director of MidCoast has entered into a Voting and Support Agreement (the “Voting Agreement”), substantially in the form of Exhibit A hereto, dated as of the date hereof, with Citizens, pursuant to which each director has agreed, among other things, to vote all shares of MidCoast Common Stock owned by the director in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Voting Agreement.
3.            The parties intend for the Merger to qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be and is hereby adopted as a “plan of reorganization” within the meaning of Code Sections 354 and 361.
4.            The parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.
In consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
1.1	Certain Definitions.
As used in this Agreement, the following terms have the following meanings:
“Acquisition Proposal” shall have the meaning set forth in Section 6.10.
“Advisory Board” shall have the meaning set forth in Section 7.9.5.
“Affiliate” shall mean any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person.
“Agreement” shall mean this agreement and plan of merger, the exhibits and schedules hereto, and any amendment hereto.

“Average Closing Price” shall have the meaning set forth in Section 10.1.9.
“Bank Merger” shall have the meaning set forth in Section 2.9.
“Bank Merger Agreement” shall mean the Agreement and Plan of Merger by and between FCCB and MCB, substantially in the form of Exhibit B hereto.
“Bank Regulator” shall mean any Federal or state banking regulator, including but not limited to the PDOB, the FRB, the Commissioner’s Office and the FDIC, which regulates or has the statutory authority to regulate, Citizens, FCCB, MidCoast, MCB and their respective subsidiaries, as the case may be, and the Department of Justice or the Federal Trade Commission, or any other relevant Federal or state regulator, as it relates to anti-competitive matters.
“BHCA” shall mean the Bank Holding Company Act of 1956, as amended.
“BOLI” shall have the meaning set forth in Section 4.27.
“Business Day” shall mean any day other than a Saturday, Sunday, or day on which banks in the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close.
“Cash Consideration” shall have the meaning set forth in Section 3.1.3.
“Cash Election” shall have the meaning set forth in Section 3.2.2.
“Cash Election Shares” shall have the meaning set forth in Section 3.2.1.
“Citizens” shall mean Citizens Financial Services, Inc., a Pennsylvania corporation with its principal offices located at 15 South Main Street, Mansfield, Pennsylvania 16993.
“Citizens Benefit Plans” shall have the meaning set forth in Section 5.12.1.
“Citizens Common Stock” shall mean the common stock, par value $1.00 per share, of Citizens.
“Citizens Disclosure Schedule” shall mean the collective written disclosure schedules delivered by Citizens to MidCoast pursuant to this Agreement.
“Citizens Financial Statements” shall mean the (i) the audited consolidated balance sheets of Citizens as of December 31, 2018 and 2017 and the consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows (including related notes and schedules, if any) of Citizens for the years ended December 31, 2018, 2017 and 2016, as filed in Citizens’ Form 10-K for the year ended December 31, 2018, and (ii) the unaudited interim consolidated financial statements of Citizens as of the end of each calendar quarter following December 31, 2018, and for the periods then ended, as filed by Citizens in the Citizens SEC Reports.
“Citizens 401(k) Plan” shall mean the First Citizens Community Bank 401(k) Profit Sharing Plan.
“Citizens Loan Property” shall have the meaning set forth in Section 5.14.2.
“Citizens Preferred Stock” shall have the meaning set forth in Section 5.3.1.
“Citizens Ratio” shall have the meaning set forth in Section 10.1.9.

“Citizens Regulatory Reports” shall mean the Call Reports of FCCB, and accompanying schedules (other than such schedules as are required to be kept confidential pursuant to applicable law or regulatory requirements), filed or to be filed with the FRB with respect to each calendar quarter beginning with the quarter ended December 31, 2018, through the Closing Date, and all Reports on Form FR Y-10 filed with the FRB by Citizens from December 31, 2018 through the Closing Date.
“Citizens SEC Reports” shall have the meaning set forth in Section 5.27.
“Citizens Stock” shall have the meaning set forth in Section 5.3.1.
“Citizens Subsidiary” shall mean any corporation, partnership, limited liability company or other entity, 10% or more of the equity securities or equity interests of which is owned, either directly or indirectly, by Citizens, except any entity the stock or equity interest of which is held in the ordinary course of the lending activities of FCCB.
“Certificate” shall mean a certificate or book entry statement evidencing shares of MidCoast Common Stock.
“Claim” shall have the meaning set forth in Section 7.10.2.
“Closing” shall have the meaning set forth in Section 2.2.
“Closing Date” shall have the meaning set forth in Section 2.2.
“COBRA” shall have the meaning set forth in Section 4.13.5.
“Code” shall have the meaning set forth in the recitals.
“Commissioner’s Office” shall mean the Office of the State Bank Commissioner of the State of Delaware.
“Confidentiality Agreement” shall mean the confidentiality agreement dated as of April 18, 2019 by and between Citizens and MidCoast.
“Continuing Employees” shall have the meaning set forth in Section 7.9.1.
“Contribution” shall have the meaning set forth in Section 2.2.1
“CRA” shall have the meaning set forth in Section 4.12.1.
“Determination Date” shall have the meaning set forth in Section 10.1.9.
“Dissenting Shares” shall have the meaning set forth in Section 3.1.5.
“Dissenting Shareholder” shall have the meaning set forth in Section 3.1.5.
“Effective Time” shall have the meaning set forth in Section 2.2.
“Election Deadline” shall have the meaning set forth in Section 3.2.3.
“Election Form” shall have the meaning set forth in Section 3.2.2.

“Environmental Laws” shall mean any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity as in effect on or before the date of this Agreement relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern.  The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq; the Emergency Planning and Community Right to Know Act, as amended, 42 U.S.C. § 11001, et seq; the Safe Drinking Water Act, as amended, 42 U.S.C. § 300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern as in effect on or before the date of this Agreement.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” shall mean, with respect to any Person, any other Person that, together with such Person, would be treated as a single employer under Code Section 414 or ERISA Section 4001.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Agent” shall mean Broadridge Corporate Issuer Solutions, Inc., or such other bank or trust company or other agent as mutually agreed upon by Citizens and MidCoast, which shall act as agent for Citizens in connection with the exchange procedures for exchanging Certificates for the Merger Consideration.
“Exchange Fund” shall have the meaning set forth in Section 3.3.1.
“Exchange Ratio” shall have the meaning set forth in Section 3.1.3.
“FCCB” shall mean First Citizens Community Bank, a Pennsylvania-chartered commercial bank with its principal office located at 15 South Main Street, Mansfield, Pennsylvania 16933.
“FDIC” shall mean the Federal Deposit Insurance Corporation.
“Final Index Price” shall have the meaning set forth in Section 10.1.9.
“FHLB” shall mean the Federal Home Loan Bank of Pittsburgh.
“FRB” shall mean the Board of Governors of the Federal Reserve System and any applicable Federal Reserve Bank.
“GAAP” shall mean accounting principles generally accepted in the United States of America, applied on a consistent basis.

“Governmental Entity” shall mean any Federal or state court, department, administrative agency or commission or other governmental authority or instrumentality.
“IRS” shall mean the United States Internal Revenue Service.
“Indemnified Parties” shall have the meaning set forth in Section 7.10.2.
“Index Group” shall have the meaning set forth in Section 10.1.9.
“Index Price” shall have the meaning set forth in Section 10.1.9.
“Index Ratio” shall have the meaning set forth in Section 10.1.9.
“Joinder Agreement” shall mean the Joinder Agreement by and among, Newco, Citizens and MidCoast, substantially in the form of Exhibit C hereto.
“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should have been known by the senior officers and directors of such Person after reasonable inquiry.
“MCB” shall mean MidCoast Community Bank, a Delaware-chartered commercial bank with its principal office located at 4900 Kirkwood Highway, Wilmington, Delaware 19808.
“Mailing Date” shall have the meaning set forth in Section 3.2.2.
“Material Adverse Effect” shall mean, with respect to Citizens or MidCoast, respectively, any effect that (1) is material and adverse to the financial condition, results of operations or business of Citizens and the Citizens Subsidiaries, taken as a whole, or of MidCoast and the MidCoast Subsidiaries, taken as a whole, respectively, or (2) materially impairs the ability of either MidCoast or Citizens to perform its respective obligations under this Agreement or otherwise materially impedes the consummation of the transactions contemplated by this Agreement; provided, however, that none of the following shall constitute, or be considered in determining whether there has occurred, a Material Adverse Effect: (i) the impact of (x) changes in laws, rules or regulations affecting banks or thrift institutions or their holding companies generally, or interpretations thereof by courts or governmental agencies, (y) changes in GAAP, or (z) changes in regulatory accounting requirements, in any such case applicable to financial institutions or their holding companies generally and not specifically relating to MidCoast and any MidCoast Subsidiary, on the one hand, or Citizens or any Citizens Subsidiary, on the other hand, (ii) the announcement of this Agreement or any action or omission of MidCoast or any MidCoast Subsidiary, on the one hand, or Citizens or any Citizens Subsidiary, on the other hand, required under this Agreement or taken or omitted to be taken with the express written permission of Citizens or MidCoast, respectively, (iii) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in investigating, negotiating, documenting, effecting and consummating the transactions contemplated by this Agreement, (iv) any changes after the date of this Agreement in general economic or capital market conditions affecting banks or their holding companies generally, and (v) any changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States; except, with respect to subclauses (i), (iv), and (v), to the extent that the effects of such change are materially disproportionately adverse to the financial condition, results of operations, or business of Citizens or MidCoast, as applicable, as compared to other companies in the industry in which such party operates.

“Materials of Environmental Concern” shall mean pollutants, contaminants, wastes, toxic or hazardous substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.
“Maximum Amount” shall have the meaning set forth in Section 7.10.1.
“Merger” shall mean the merger of MidCoast with and into Newco pursuant to the terms hereof.
“Merger Consideration” shall have the meaning set forth in Section 3.1.3.
“Merger Registration Statement” shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering the shares of Citizens Common Stock to be offered to holders of MidCoast Common Stock in connection with the Merger, and the proxy statement for the meeting of MidCoast shareholders.
“MidCoast” shall mean MidCoast Community Bancorp, Inc., a Pennsylvania corporation with its principal office located at 1011 Centre Road, Suite 119, Wilmington, Delaware 19805.
“MidCoast Benefit Plans” shall have the meaning set forth in Section 4.13.1.
“MidCoast Benefits Schedule” shall have the meaning set forth in Section 4.13.12.
“MidCoast Class A Common Stock” shall mean the Class A common stock, no par value, of MidCoast.
“MidCoast Class B Common Stock” shall mean the Class B common stock, no par value, of MidCoast.
“MidCoast Common Stock” shall mean the MidCoast Class A Common Stock and the MidCoast Class B Common Stock.
“MidCoast Disclosure Schedule” shall mean the collective written disclosure schedules delivered by MidCoast to Citizens pursuant to this Agreement.
“MidCoast Financial Statements” shall mean (i) the audited consolidated balance sheets of MidCoast as of December 31, 2018 and 2017 and the related statements of income, comprehensive income (loss), changes in shareholders’ equity and cash flows (including related notes and schedules, if any) of MidCoast for each of the years ended December 31, 2018, 2017 and 2016, and (ii) the unaudited interim consolidated financial statements of MidCoast as of the end of each calendar quarter following December 31, 2018, and for the periods then ended.
“MidCoast 401(k) Plan” shall mean the MidCoast Community Bank 401(k) Profit Sharing Plan or any successor thereto.
“MidCoast 401(k) Plan Termination Date” shall have the meaning set forth in Section 6.11.
“MidCoast Loan Property” shall have the meaning set forth in Section 4.15.2.
“MidCoast Regulatory Reports” shall mean the Call Reports of MCB, and accompanying schedules (other than such schedules as are required to be kept confidential pursuant to applicable law or regulatory requirements), filed or to be filed with the FDIC with respect to each calendar quarter beginning with the quarter ended December 31, 2018, through the Closing Date, and all Reports on Form FR Y-10 filed with the FRB by MidCoast from December 31, 2018 through the Closing Date.

“MidCoast Shareholder Approval” shall have the meaning set forth in Section 4.4.1.
“MidCoast Shareholders Meeting” shall have the meaning set forth in Section 8.1.
“MidCoast Stock Options” shall have the meaning set forth in Section 3.4.
“MidCoast Stock Incentive Plans” shall mean the MidCoast Community Bank 2007 Stock Incentive Plan, as amended, and the MidCoast Community Bancorp, Inc. 2017 Stock Incentive Plan.
“MidCoast Subsidiary” shall mean any corporation, partnership, limited liability company or other entity, 10% or more of the equity securities or equity interests of which is owned, either directly or indirectly, by MidCoast or MidCoast Community, except any entity the stock or equity interest of which is held in the ordinary course of the lending activities of MCB.
“MidCoast Warrants” shall have the meaning set forth in Section 3.5.
“Newco” shall mean the corporation or other legal entity formed under the laws of the Commonwealth of Pennsylvania, with its principal office located at 15 South Main Street, Mansfield, Pennsylvania 16993, which will be formed as a wholly-owned subsidiary of Citizens.
“Non-Election Shares” shall have the meaning set forth in Section 3.2.1.
“Notice of Superior Proposal” shall have the meaning set forth in Section 10.1.8.
“PBC” shall mean the Pennsylvania Banking Code of 1965, as amended.
“PBCL” shall mean the Pennsylvania Business Corporation Law of 1988, as amended.
“PBGC” shall mean the Pension Benefit Guaranty Corporation.
“PDOB” shall mean the Pennsylvania Department of Banking and Securities.
“PSOS” shall mean the Office of the Pennsylvania Secretary of State.
“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).
“Personal Information” shall mean the type of information regulated by Privacy Laws and collected, used, disclosed or retained by a party in its business including information regarding the customers, suppliers, employees and agents of such business, such as an individual’s name, address, age, gender, identification number, income, family status, citizenship, employment, assets, liabilities, source of funds, payment records, credit information, personal references and health records.
“Privacy Laws” shall mean all applicable federal, state, municipal or other legal requirements governing the collection, use, disclosure, and retention of Personal Information.
“Proxy Statement-Prospectus” shall have the meaning set forth in Section 8.2.1.
“Regulatory Agreement” shall have the meaning set forth in Section 4.12.3.

“Regulatory Approval” shall mean the approval of any Bank Regulator necessary in connection with the consummation of the Merger, and the related transactions contemplated by this Agreement.
“Rights” shall mean puts, calls, warrants, options, conversion, redemption, repurchase or other rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.
“SEC” shall mean the United States Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securities Laws” shall mean the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, and the Trust Indenture Act of 1939, as amended, and, in each case, the rules and regulations of the SEC promulgated thereunder.
“Shortfall Number” shall have the meaning set forth in Section 3.2.5.
“SOX Act” shall have the meaning set forth in Section 5.24.
“Starting Date” shall have the meaning set forth in Section 10.1.9.
“Starting Price” shall have the meaning set forth in Section 10.1.9.
“Stock Consideration” shall have the meaning set forth in Section 3.1.3.
“Stock Conversion Number” shall have the meaning set forth in Section 3.2.1.
“Stock Election” shall have the meaning set forth in Section 3.1.3.
“Stock Election Number” shall have the meaning set forth in Section 3.2.1.
“Stock Election Shares” shall have the meaning set forth in Section 3.2.1.
“Subsidiary(ies)” shall mean any corporation, 10% or more of the capital stock of which is owned, either directly or indirectly, except any corporation the stock of which is held in the ordinary course of the lending activities, of either Citizens or MidCoast, as applicable.
“Superior Proposal” shall have the meaning set forth in Section 6.10.
“Surviving Institution” shall have the meaning set forth in Section 2.1.
“Tax” shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, service, use, license, lease, excise, franchise, employment, payroll, withholding, employment, unemployment insurance, workers’ compensation, social security, alternative or added minimum, ad valorem, value added, stamp, business license, occupation, premium, environmental, windfall profit, customs, duties, estimated, transfer or excise tax, or any other tax, custom, duty, premium, governmental fee or other assessment or charge of any kind whatsoever, together with any interest, penalty or additional tax imposed by any Governmental Entity.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Termination Date” shall mean June 30, 2020.
“Termination Fee” shall have the meaning set forth in Section 10.2.2.
“Treasury Stock” shall have the meaning set forth in Section 3.1.2.
“Voting Agreement” shall have the meaning set forth in the recitals.
“Warrant Consideration” shall have the meaning set forth in Section 3.5.
Other terms used herein are defined in the preamble and elsewhere in this Agreement.
ARTICLE II
THE MERGER
2.1	Contribution and Merger.
2.1.1            Immediately before the Effective Time, Citizens shall form Newco and cause Newco to join in this Agreement, as though an original party hereto, by executing and delivering the Joinder Agreement.  Immediately after Newco is formed, and before the Effective Time, Citizens shall contribute all of the common stock of FCCB owned by Citizens (which, for the avoidance of doubt, is 100% of the equity interests of FCCB) to Newco such that FCCB shall become the wholly-owned subsidiary of Newco (the “Contribution”).
2.1.2            Subject to the terms and conditions of this Agreement, in accordance with the PBCL, at the Effective Time: (a) MidCoast shall merge with and into Newco, with Newco as the resulting or surviving institution (the “Surviving Institution”) and a wholly-owned subsidiary of Citizens; and (b) the separate existence of MidCoast shall cease, and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of MidCoast shall be vested in and assumed by Newco.
2.2	Closing; Effective Time.
The closing of the Merger (the “Closing”) shall occur no later than the close of business on the 5th Business Day following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article IX (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of those conditions), or such other date that may be agreed to in writing by the parties. The Merger shall be effected by the filing of a statement of merger with the PSOS, in accordance with the PBCL, on or before the day of the Closing (the “Closing Date”).  The Merger shall be effective on the date and time specified in the statement of merger filed with the PSOS (the “Effective Time”).  A pre-closing of the transactions contemplated hereby shall take place at 10:00 a.m., Eastern time, by mail or electronic delivery, or at the option of Citizens, at the offices of Luse Gorman, PC, on the day before the Closing Date.

2.3	Articles of Incorporation and Bylaws.
The articles of incorporation and bylaws of Newco as in effect immediately before the Effective Time shall be the articles of incorporation  and bylaws of the Surviving Institution, until thereafter amended as provided therein and by applicable law.
2.4	Officers and Directors of the Surviving Institution.
The officers of Newco serving immediately before the Effective Time shall be the initial officers of Surviving Institution, in each case until their respective successors are duly elected or appointed and qualified.  The directors of Newco serving immediately before the Effective Time shall be the directors of the Surviving Institution, in each case until their respective successors are duly elected or appointed and qualified.
2.5	Effects of the Merger.
At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the PBCL.
2.6	Tax Consequences.
The parties hereto intend that the Merger shall constitute a “reorganization” within the meaning of Code Sections 368(a)(1)(A) and 368(a)(2)(D) and that this Agreement shall constitute a “plan of reorganization” as that term is used in Code Sections 354 and 361.
2.7	Possible Alternative Structures.
Notwithstanding anything to the contrary contained in this Agreement, and subject to the satisfaction of the conditions set forth in Article IX, before the Effective Time, Citizens may revise the structure for effecting the Merger described in Section 2.1 including, without limitation, by substituting for the surviving institution a wholly-owned subsidiary of Citizens or of FCCB, as applicable, provided that (i) any such subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement; (ii) such modification shall not adversely affect the federal income tax consequences of the Merger to Citizens, FCCB, MidCoast, MCB or to the holders of MidCoast Common Stock or prevent the rendering of the opinions contemplated in Sections 9.2.4 and 9.3.4; (iii) the consideration to be paid to the holders of MidCoast Common Stock, MidCoast Stock Options and MidCoast Warrants under this Agreement is not thereby changed in kind or increased or decreased in value or amount; and (iv) such modification will not delay materially or jeopardize receipt of any Regulatory Approvals or other consents and approvals relating to the consummation of the Merger or otherwise materially impede or delay consummation of the Merger or cause any condition to Closing set forth in Article IX incapable of being fulfilled.  The parties hereto agree to appropriately amend this Agreement and any related documents to reflect any such revised structure.
2.8	Absence of Control.
The parties hereto intend that, until the Effective Time, Citizens, by reason of this Agreement, shall not, and shall not  be deemed to, control, directly or indirectly, MidCoast or any MidCoast Subsidiary or to exercise, directly or indirectly, a controlling influence over the management or policies of MidCoast or any MidCoast Subsidiary, including by virtue of the provisions stated in Section 6.2.1, which shall be interpreted consistent with this Section 2.8.

2.9	Bank Merger.
Concurrently with or as soon as practicable after the execution and delivery of this Agreement, MCB and FCCB shall enter into the Bank Merger Agreement, pursuant to which MCB will merge with and into FCCB, and FCCB shall be the surviving institution (the “Bank Merger”).  Before the Effective Time, Citizens shall cause FCCB, and MidCoast shall cause MCB, to execute such certificates and articles of merger and such other documents as are necessary to effect the Bank Merger.  The effective time of the Bank Merger shall occur simultaneously with or immediately following the Effective Time of the Merger, at which time the Bank Merger shall be consummated.
ARTICLE III
CONVERSION OF SHARES
3.1	Conversion of MidCoast Common Stock; Merger Consideration.
At the Effective Time, by virtue of the Merger and without any action on the part of Citizens, Newco or MidCoast or the holders of any of the shares of MidCoast Common Stock, the Merger shall be effected in accordance with the following terms:
3.1.1            Each share of Citizens Common Stock and each share of the common stock of Newco that is issued and outstanding immediately before the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.
3.1.2            All shares of MidCoast Common Stock held in the treasury of MidCoast and each share of MidCoast Common Stock owned by Citizens before the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) (the “Treasury Stock”) shall, at the Effective Time, cease to exist, and such shares, including any Certificates therefor, shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.
3.1.3            Each share of MidCoast Common Stock issued and outstanding immediately before the Effective Time (other than Treasury Stock and Dissenting Shares) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in Section 3.2 either (i) $6.50 in cash, without interest (the “Cash Consideration”), or (ii) 0.1065 shares (the “Exchange Ratio”) of Citizens Common Stock (the “Stock Consideration”). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the “Merger Consideration”.
3.1.4            Except as set forth in Section 3.1.2 or 3.1.5, upon the Effective Time, outstanding shares of MidCoast Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this Section 3.1 represent only the right to receive the Merger Consideration and any dividends or distributions with respect thereto or any dividends or distributions with a record date before the Effective Time that were declared or made by MidCoast on such shares of MidCoast Common Stock in accordance with the terms of this Agreement on or before the Effective Time and which remain unpaid at the Effective Time, or dividends on Citizens Common Stock with a record date after the Effective Time.
3.1.5            Each outstanding share of MidCoast Common Stock, the holder of which has perfected his right to dissent under the PBCL and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”), shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by applicable law.  MidCoast shall give Citizens prompt notice upon receipt by MidCoast of any such demands for payment of the fair value of such shares of MidCoast Common Stock and of withdrawals of such notice and any other related communications (any shareholder duly making such demand being hereinafter called a “Dissenting Shareholder”), and Citizens shall have the right to participate in all discussions, negotiations and proceedings with respect to any such demands.  MidCoast shall not, except with the prior written consent of Citizens, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under applicable law.  Any payments made in respect of Dissenting Shares shall be made by the Surviving Institution.

3.1.6            If any Dissenting Shareholder withdraws or loses (through failure to perfect or otherwise) his right to such payment at or before the Effective Time, such holder’s shares of MidCoast Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement.  If such holder withdraws or loses (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of MidCoast Common Stock of such holder shall be entitled to receive the Merger Consideration.
3.1.7            Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Citizens Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Citizens Common Stock shall be payable on or with respect to any fractional share interests, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Citizens.  In lieu of the issuance of any such fractional share, Citizens shall pay to each former holder of MidCoast Common Stock who otherwise would be entitled to receive a fractional share of Citizens Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) $6.50, without interest.  For purposes of determining any fractional share interest, all shares of MidCoast Common Stock owned by a MidCoast Shareholder shall be combined so as to calculate the maximum number of whole shares of Citizens Common Stock issuable to such MidCoast Shareholder.
3.1.8            If Citizens changes (or the Citizens Board sets a related record date that will occur before the Effective Time for a change in) the number or kind of shares of Citizens Common Stock outstanding by way of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, then the Merger Consideration (and any other dependent items) will be adjusted proportionately to account for such change.  If MidCoast changes (or the MidCoast Board sets a related record date that will occur before the Effective Time for a change in) the number or kind of shares of MidCoast Common Stock (or Rights thereto) outstanding by way of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, then the Merger Consideration (and any other dependent items) will be adjusted proportionately to account for such change.
3.2	Election Procedures.
3.2.1            Holders of MidCoast Common Stock may elect to receive Stock Consideration or Cash Consideration (in either case without interest) in exchange for their shares of MidCoast Common Stock in accordance with the following procedures, provided, however, that, in the aggregate, 75% of the total number of shares of MidCoast Common Stock issued and outstanding at the Effective Time, excluding any Treasury Stock and any Dissenting Shares (the “Stock Conversion Number”), shall be converted into the Stock Consideration and 25% of the total number of shares of MidCoast Common Stock issued and outstanding at the Effective Time shall be converted into the Cash Consideration.  Shares of MidCoast Common Stock as to which a Cash Election (including, pursuant to a Mixed Election) has been made are referred to herein as (the “Cash Election Shares”).  Shares of MidCoast Common Stock as to which a Stock Election has been made (including, pursuant to a Mixed Election) are referred to as (the “Stock Election Shares”).  Shares of MidCoast Common Stock as to which no election has been made (or as to which an Election Form is not returned properly completed) are referred to herein as (the “Non-Election Shares”).  The aggregate number of shares of MidCoast Common Stock with respect to which a Stock Election has been made is referred to herein as (the “Stock Election Number”).

3.2.2            An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as the parties shall mutually agree (the “Election Form”), shall be mailed not less than twenty (20) Business Days before the anticipated Effective Time or on such earlier date as the parties shall mutually agree (the “Mailing Date”) to each holder of record of MidCoast Common Stock as of five Business Days before the Mailing Date (the “Election Form Record Date”).  Each Election Form shall permit such holder, subject to the allocation and election procedures set forth in this Section 3.2, (i) to elect to receive the Cash Consideration for all of the shares of MidCoast Common Stock held by such holder (a “Cash Election”) in accordance with Section 3.1.3, (ii) to elect to receive the Stock Consideration for all of such shares (a “Stock Election”) in accordance with Section 3.1.3, (iii) elect to receive the Stock Consideration for a part of such holder’s MidCoast Common Stock and the Cash Consideration for the remaining part of such holder’s MidCoast Common Stock (the “Cash/Stock Consideration”) (an election to receive the Cash/Stock Consideration is referred to as a “Mixed Election”), or (iv) to indicate that such record holder has no preference as to the receipt of cash or Citizens Common Stock for such shares (a “Non-Election”).  A holder of record of shares of MidCoast Common Stock who holds such shares as nominee, trustee or in another representative capacity (a “Representative”) may submit multiple Election Forms, provided that each such Election Form covers all the shares of MidCoast Common Stock held by such Representative for a particular beneficial owner.  Any shares of MidCoast Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares.
3.2.3            To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., Eastern time, on the 20th day following the Mailing Date (or such other time and date as the parties may mutually agree) (the “Election Deadline”); provided, however, that the Election Deadline may not occur on or after the Effective Time.  MidCoast shall use its best efforts to mail or otherwise make available up to two separate Election Forms, or such additional Election Forms as Citizens may permit, to all persons who become holders (or beneficial owners) of MidCoast Common Stock between the Election Form Record Date and the close of business on the Business Day before the Election Deadline.  MidCoast shall provide to the Exchange Agent all information reasonably necessary for it to perform its duties as specified herein.  An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline.  If a holder of MidCoast Common Stock either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes its Election Form before the Election Deadline, the shares of MidCoast Common Stock held by such shareholder shall be designated as Non-Election Shares.  Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or before the Election Deadline.  Citizens shall cause the Certificate or Certificates relating to any revoked Election Form to be promptly returned without charge to the person submitting the Election Form to the Exchange Agent.  Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.  If Citizens or MidCoast receives notice from the Exchange Agent that it determines that any Election is not properly made, Citizens or MidCoast, as applicable, shall give prompt notice of such defect to the other party.

3.2.4            If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and, subject to Section 3.2.6 hereof, each holder of Stock Election Shares will be entitled to receive the Stock Consideration only with respect to that number of Stock Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Cash Consideration.
3.2.5             If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:
(A)            if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and, subject to Section 3.2.6 hereof, each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Cash Consideration; or
(B)            if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and, subject to Section 3.2.6 hereof, each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.
3.3	Procedures for Exchange of MidCoast Common Stock.
3.3.1            Citizens to Make Merger Consideration Available.  At least two (2) Business Days before the Effective Time, Citizens shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of MidCoast Common Stock, for exchange in accordance with this Section 3.3, an aggregate amount of cash and shares of Citizens common stock sufficient to pay the aggregate amount of cash payable, and to issue the Stock Consider issuable, pursuant to this Article III and shall instruct the Exchange Agent to issue such cash and shares of Citizens Common Stock for exchange in accordance with this Section 3.3 (such cash and shares of Citizens Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon) being hereinafter referred to as the “Exchange Fund”).
3.3.2            Exchange of Certificates.  Citizens shall take all steps necessary to cause the Exchange Agent, not later than five Business Days after the Effective Time, to mail to each holder of a Certificate or Certificates a mutually agreed-upon form of letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares into which the MidCoast Common Stock represented by such Certificates shall have been converted as a result of the Merger, if any.  The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent.  Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and the Certificate so surrendered shall be cancelled.  No interest will be paid or accrued on any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of Certificates.

3.3.3            Rights of Certificate Holders after the Effective Time.  The holder of a Certificate that before the Merger represented issued and outstanding MidCoast Common Stock shall have no rights, after the Effective Time, with respect to such MidCoast Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement.  No dividends or other distributions declared after the Effective Time with respect to Citizens Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.3.  After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Citizens Common Stock represented by such Certificate.
3.3.4            Surrender by Persons Other than Record Holders.  If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.
3.3.5            Closing of Transfer Books.  From and after the Effective Time, there shall be no transfers on the stock transfer books of MidCoast of the MidCoast Common Stock that were outstanding immediately before the Effective Time.  If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.
3.3.6            Return of Exchange Fund.  At any time following the nine (9)-month period after the Effective Time, Citizens shall be entitled to require the Exchange Agent to deliver to it any portion of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Citizens (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them.  Notwithstanding the foregoing, neither Citizens nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in good faith in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

3.3.7            Lost, Stolen or Destroyed Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.
3.3.8            Withholding.  Citizens or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of MidCoast Common Stock such amounts as Citizens (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law.  To the extent that such amounts are properly withheld by Citizens or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the MidCoast Common Stock in respect of whom such deduction and withholding were made by Citizens or the Exchange Agent.
3.4	Treatment of MidCoast Stock Options.
Holders of all outstanding and unexercised options to acquire shares of MidCoast Common Stock (“MidCoast Stock Options”) under the MidCoast Stock Incentive Plans, whether or not vested as of the Effective Time will be entitled, subject to Citizens’ receipt of an option surrender agreement in form and substance reasonably acceptable to MidCoast, to receive a cash payment from Citizens (or at the request of Citizens, from MidCoast) equal to the product of (i) the number of shares of MidCoast Common Stock subject to such MidCoast Stock Option at the Effective Time and (ii) the amount by which $6.50 exceeds the exercise price per share of such MidCoast Stock Option (the “Option Consideration”).  The Option Consideration shall be treated as compensation and shall be payable net of any applicable federal and state income and employment withholding taxes.  If the exercise price of a MidCoast Stock Option is greater than or equal to $6.50, then the holder thereof shall not be entitled to receive the Option Consideration, and at the Effective Time such MidCoast Stock Option shall be canceled without any payment made in exchange therefor.  Subject to the foregoing, the MidCoast Stock Incentive Plans, including all underlying award agreements, and all MidCoast Stock Options issued thereunder, shall terminate at the Effective Time.  Before the Effective Time, MidCoast shall use commercially reasonable efforts to take all actions as necessary to give effect to the prior sentence, including, without limitation, taking such actions as are necessary or required under the MidCoast Stock Incentive Plans.

3.5	Treatment of MidCoast Warrants.
At the Effective Time, all warrants to acquire shares of MidCoast Common Stock that are outstanding and unexercised immediately before the Effective Time (“MidCoast Warrants”) shall automatically become vested and shall be cancelled and converted into the right to receive from Citizens (or at the request of Citizens, from MidCoast) a cash payment in an amount, subject to any required withholding taxes, equal to the product of (i) the number of shares of MidCoast Common Stock subject to such MidCoast Warrants at the Effective Time and (ii) the amount by which $6.50 exceeds the exercise price per share of such MidCoast Warrant (the “Warrant Consideration”).  If the exercise price of a MidCoast Warrant is greater than or equal to $6.50, then the holder thereof shall not be entitled to receive the Warrant Consideration, and at the Effective Time such MidCoast Warrant shall be canceled without any payment made in exchange therefor.  Subject to the foregoing, the MidCoast Warrants, including all underlying award agreements, shall terminate at the Effective Time.  Before the Effective Time, MidCoast shall use commercially reasonable efforts to take all actions as necessary to give effect to the prior sentence, including, without limitation, taking such actions as are necessary or required under the agreements relating to the MidCoast Warrants.

3.6	Reservation of Shares.
Citizens shall reserve for issuance a sufficient number of shares of the Citizens Common Stock for the purpose of issuing shares of Citizens Common Stock to the MidCoast Shareholders in accordance with this Article III.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF MIDCOAST
MidCoast represents and warrants to Citizens as set forth in this Article IV, subject to the standard set forth in Section 4.1 and except as set forth in the MidCoast Disclosure Schedule delivered by MidCoast to Citizens on the date hereof, provided, however, that disclosure in any section of such MidCoast Disclosure Schedule shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent that such disclosure is relevant to another section of this Agreement.  MidCoast has made a good faith, diligent effort to ensure that the disclosure on each schedule of the MidCoast Disclosure Schedule corresponds to the section referenced herein.
4.1	Standard.
Except as set forth in the following sentence, no representation or warranty of MidCoast contained in this Article IV shall be deemed untrue or incorrect, and MidCoast shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of this Article IV, has had or reasonably would be expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” or “Material Adverse Effect” in any such representation or warranty.  The foregoing standard shall not apply to representations and warranties contained in Section 4.2, which shall be true and correct in all material respects, and Sections 4.3.1 and 4.3.2, which shall be true and correct in all respects.
4.2	Organization.
4.2.1            MidCoast is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, and is duly registered as a bank holding company under the BHCA.  MidCoast has full corporate power and authority to carry on its business as now conducted.  Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on MidCoast, MidCoast is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.
4.2.2            MCB is a commercial bank duly organized and validly existing under the laws of the State of Delaware.  MCB has full corporate power and authority to carry on its business as now conducted.  MCB is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.  The deposits in MCB are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.  MCB is a member in good standing of the FHLB and owns the amount of FHLB stock required as a result of such membership.

4.2.3            MidCoast Disclosure Schedule 4.2.3 sets forth each MidCoast Subsidiary and its jurisdiction of incorporation or organization.  Each MidCoast Subsidiary (other than MCB) is a corporation, limited liability company or other legal entity as set forth on MidCoast Disclosure Schedule 4.2.3, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.  Each MidCoast Subsidiary (other than MCB) has full corporate power and authority to carry on its business as now conducted. Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on MidCoast, each MidCoast Subsidiary (other than MCB) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or conduct of its business requires such qualification.
4.2.4            The respective minute books of MidCoast, MCB and each other MidCoast Subsidiary accurately record all material or required to be recorded corporate actions of their respective shareholders and Boards of Directors (including committees).
4.2.5            Before the date of this Agreement, MidCoast has made available to Citizens true and correct copies of the articles of incorporation, charter or certificate of incorporation, as applicable, and bylaws or other governing documents of MidCoast, MCB and each other MidCoast Subsidiary.
4.3	Capitalization.
4.3.1            The authorized capital stock of MidCoast consists solely of 14,000,000 shares of MidCoast Class A Common Stock, 200,000 shares of MidCoast Class B Common Stock and 1,000,000 shares of preferred stock, having such par value as the Board of Directors of MidCoast may determine.  As of the date hereof, there are (i) 8,969,601 shares of MidCoast Class A Common Stock validly issued and outstanding, fully paid and non-assessable, and free of preemptive rights, (ii) 52,219 shares of MidCoast Common Stock held by MidCoast as Treasury Stock, (iii) 142,124 shares of MidCoast Class B Common Stock validly issued and outstanding, (iv) no shares of preferred stock of MidCoast outstanding, (v) 473,700 MidCoast Stock Options outstanding, and (vi) 80,736 MidCoast Warrants outstanding.  MidCoast does not own, of record or beneficially, any shares of MidCoast Common Stock other than shares held as Treasury Stock or in a fiduciary capacity.  Other than the MidCoast Stock Options and MidCoast Warrants, MidCoast does not have and is not bound by any Rights or other arrangements of any character relating to the purchase, sale, award, issuance or voting of, or right to receive dividends or other distributions on, any capital stock of MidCoast, or any other security of MidCoast or any securities representing the right to vote, purchase or otherwise receive any capital stock of MidCoast or any other security of MidCoast.
4.3.2            Except as set forth on MidCoast Disclosure Schedule 4.3.2, MidCoast owns all of the capital stock of each MidCoast Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.  Except for the MidCoast Subsidiaries and as set forth on MidCoast Disclosure Schedule 4.3.2, MidCoast does not possess, directly or indirectly, any equity interest in any corporate or other legal entity, except for equity interests held in the investment portfolios of MidCoast or any MidCoast Subsidiary (which as to any one issuer, do not exceed five percent (5%) of such issuer’s outstanding equity securities) and equity interests held in connection with the lending activities of MCB, including stock in the FHLB.

4.3.3            To MidCoast’s Knowledge, except as set disclosed in MidCoast Disclosure Schedule 4.3.3, as of the date hereof, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of five percent (5%) or more of the outstanding shares of MidCoast Common Stock.
4.3.4            No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which MidCoast’s shareholders may vote have been issued by MidCoast and are outstanding.
4.4	Authority; No Violation.
4.4.1            MidCoast has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals and the approval of this Agreement by the holders of MidCoast Common Stock (the “MidCoast Shareholder Approval”), to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by MidCoast and the completion by MidCoast of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of MidCoast.  This Agreement has been duly and validly executed and delivered by MidCoast, and subject to MidCoast Shareholder Approval and the receipt of the Regulatory Approvals, and assuming due and valid execution and delivery of this Agreement by Citizens, constitutes the valid and binding obligation of MidCoast, enforceable against MidCoast in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.
4.4.2            Neither the execution and delivery of this Agreement by MidCoast, nor the consummation of the transactions contemplated hereby, nor compliance by MidCoast with the terms and provisions hereof will (i) conflict with or result in a breach of any provision of the articles of incorporation or articles of association, as applicable, and bylaws of MidCoast or any MidCoast Subsidiary; (ii) subject to receipt of all Regulatory Approvals, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to MidCoast or any MidCoast Subsidiary or any of its properties or assets; or (iii) except as set forth in MidCoast Disclosure Schedule 4.4.2(iii), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination or amendment of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of MidCoast or any MidCoast Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which MidCoast or any MidCoast Subsidiary is a party, or by which it or any of its properties or assets may be bound or affected.
4.5	Consents.
Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities or “blue sky” laws, (c) the filing of the statement of merger with the PSOS, and (d) the receipt of MidCoast Shareholder Approval, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, except as set forth in MidCoast Disclosure Schedule 4.5, to the Knowledge of MidCoast, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with the execution and delivery of this Agreement by MidCoast, the completion by MidCoast of the Merger and the performance by MidCoast of its obligations hereunder.  MidCoast has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition (financial or otherwise) or requirement that could reasonably be expected by MidCoast to result in a Material Adverse Effect on MidCoast or Citizens, or that (ii) any public body or authority having jurisdiction over the affairs of MidCoast or any MidCoast Subsidiary, the consent or approval of which is not required or pursuant to the rules of which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

4.6	Financial Statements.
4.6.1            The MidCoast Regulatory Reports heretofore filed with the FDIC and the Commissioner’s Office have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such reports.
4.6.2            MidCoast has previously made available to Citizens the MidCoast Financial Statements for the periods through June 30, 2019.  Such MidCoast Financial Statements fairly present in each case in all material respects (subject in the case of the unaudited consolidated interim statements to normal year-end adjustments) the financial position, results of operations and cash flows of MidCoast and the MidCoast Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by GAAP.
4.6.3            At the date of the most recent balance sheet included in the MidCoast Financial Statements or in the MidCoast Regulatory Reports, MidCoast did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such MidCoast Financial Statements or in the MidCoast Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.
4.7	Taxes.
MidCoast and the MidCoast Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a).  MidCoast, on behalf of itself and the MidCoast Subsidiaries, has timely filed or caused to be filed all Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by MidCoast and the MidCoast Subsidiaries before the date hereof, or requests for extensions to file such returns and reports have been timely filed.  All such Tax Returns are true, correct, and complete in all material respects.  MidCoast and the MidCoast Subsidiaries have timely paid or, before the Effective Time will pay, all Taxes, whether or not shown on such returns or reports, due or claimed to be due to any Governmental Entity before the Effective Time other than Taxes which are being contested in good faith.  MidCoast and the MidCoast Subsidiaries have declared on their Tax Returns all positions taken therein that could give rise to a substantial underpayment of United States Federal Income Tax within the meaning of Code Section 6662 (or any corresponding provision of state or local laws).  The accrued but unpaid Taxes of MidCoast and the MidCoast Subsidiaries did not, as of the most recent MidCoast Financial Statements, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent MidCoast balance sheet (rather than in any notes thereto).  MidCoast and the MidCoast Subsidiaries are subject to Tax audits in the ordinary course of business.  MidCoast management does not believe that an adverse resolution to any of such audits of which it has Knowledge would be reasonably likely to have a Material Adverse Effect on MidCoast.  MidCoast and the MidCoast Subsidiaries have not been notified in writing by any jurisdiction that the jurisdiction believes that MidCoast or any of the MidCoast Subsidiaries was required to file any Tax Return in such jurisdiction that was not filed.  Neither MidCoast nor any of the MidCoast Subsidiaries (i) has been a member of a group with which they have filed or been included in a combined, consolidated or unitary income Tax Return other than a group the common parent of which was MidCoast; or (ii) has any liability for the Taxes of any Person (other than MidCoast or any of the MidCoast Subsidiaries) under Treas. Reg. 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise.  As of the date hereof, all deficiencies proposed in writing as a result of any audits have been paid or settled.  There are no written claims or assessments pending against MidCoast or any MidCoast Subsidiary for any alleged deficiency in any Tax due, and neither MidCoast nor any MidCoast Subsidiary has been notified in writing of any proposed Tax claims or assessments against MidCoast or any MidCoast Subsidiary.  MidCoast and the MidCoast Subsidiaries have duly and timely withheld, collected and paid over to the appropriate taxing authority all amounts required to be so withheld and paid under all applicable laws, and have duly and timely filed all Tax Returns with respect to such withheld Taxes, within the time prescribed under any applicable law.  MidCoast and the MidCoast Subsidiaries have delivered to Citizens true and complete copies of all Tax Returns of MidCoast and the MidCoast Subsidiaries for taxable periods ending on or after December 31, 2015.  Neither MidCoast nor any of the MidCoast Subsidiaries is or has been a party to any “reportable transaction,” as defined in Code Section 6707A(c)(1) and Treasury Reg. 1.6011-4(b).  Neither MidCoast nor any of the MidCoast Subsidiaries has distributed stock of another Person or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361.  Neither MidCoast nor any of the MidCoast Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

4.8	No Material Adverse Effect.
Since December 31, 2018, to MidCoast’s Knowledge, no event has occurred and no circumstance has arisen that has had or reasonably would be expected to have a Material Adverse Effect on MidCoast.
4.9	Material Contracts; Leases; Defaults.
4.9.1            Except as set forth on MidCoast Disclosure Schedule 4.9.1, neither MidCoast nor any MidCoast Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director, employee or consultant of MidCoast or any MidCoast Subsidiary; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, warrants, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors, employees or consultants of MidCoast or any MidCoast Subsidiary; (iii) any agreement which by its terms limits or affects the payment of dividends by MidCoast; (iv) any instrument evidencing or related to indebtedness for borrowed money in excess of $100,000, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which MidCoast or any MidCoast Subsidiary is an obligor to any Person, which instrument evidences or relates to indebtedness other than deposits, FHLB advances with a term to maturity not in excess of one (1) year, repurchase agreements, bankers’ acceptances, and transactions in “federal funds” or which contains financial covenants or other non-customary restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to MidCoast or any MidCoast Subsidiary; (v) any other agreement, written or oral, which is not terminable without cause on sixty (60) days’ notice or less without penalty or payment, or that obligates MidCoast or any MidCoast Subsidiary for the payment of more than $30,000 annually or for the payment of more than $50,000 over its remaining term; or (vi) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that materially restricts or limits the conduct of business by MidCoast.

4.9.2            Each real estate lease that will require the consent of the lessor or its agent as a result of the Merger by virtue of the terms of any such lease, is listed on MidCoast Disclosure Schedule 4.9.2 identifying the section of the lease that contains such prohibition or restriction.  Subject to any consents that may be required as a result of the transactions contemplated by this Agreement listed in MidCoast Disclosure Schedule 4.4.2(iii), to MidCoast’s Knowledge MidCoast is not in material default under any contract of the type described in Section 4.9, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.
4.9.3            True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to Citizens on or before the date hereof, and are in full force and effect on the date hereof.  Except as set forth on MidCoast Disclosure Schedule 4.9.3, no such agreement, plan, contract, or arrangement: (i) provides for acceleration of the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of MidCoast or any MidCoast Subsidiary or upon the occurrence of a subsequent event; (ii) requires MidCoast or any MidCoast Subsidiary to provide a benefit in the form of MidCoast Common Stock or determined by reference to the value of MidCoast Common Stock; or (iii) contains provisions which permit an employee, director or independent contractor to terminate such agreement or arrangement without cause and continue to accrue future benefits thereunder.
4.9.4            Since December 31, 2018, through and including the date of this Agreement, except as set forth on MidCoast Disclosure Schedule 4.9.4, MidCoast has not: (i) except for (A) normal increases for employees made in the ordinary course of business consistent with past practice, or (B) as required by applicable law, increased wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any executive officer, employee or director, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (except as required under the terms of agreements or severance plans, and as previously disclosed by MidCoast), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice; (ii) granted any options or warrants to purchase shares of MidCoast Common Stock, or any right to acquire any shares of capital stock to any executive officer, director or employee of MidCoast or any MidCoast Subsidiary; (iii) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan; (iv) made any material election for federal or state income tax purposes; (v) made any material change in the credit policies or procedures of MidCoast or any MidCoast Subsidiary, the effect of which was or is to make any such policy or procedure less restrictive in any material respect; (vi) made any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments; (vii) entered into any lease of real or personal property requiring annual payments in excess of $50,000, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice; (viii) changed any accounting methods, principles or practices of MidCoast or any MidCoast Subsidiary affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy; or (ix) suffered any strike, work stoppage, slow-down, or other labor disturbance.

4.10	Ownership of Property; Insurance Coverage.

4.10.1            Except as set forth on MidCoast Disclosure Schedule 4.10.1, MidCoast and each MidCoast Subsidiary has good and, as to real property, marketable, title to all assets and properties owned by MidCoast or such MidCoast Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet condition contained in the MidCoast Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except: (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by MidCoast or any MidCoast Subsidiary acting in a fiduciary capacity; and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith.  MidCoast and each MidCoast Subsidiary, as lessee, has the right under valid and existing leases of real and personal properties used by MidCoast or such MidCoast Subsidiary in the conduct of its businesses to occupy or use all such properties as presently occupied and used by it.  Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the MidCoast Financial Statements.

4.10.2            With respect to all material agreements pursuant to which MidCoast or any MidCoast Subsidiary has purchased securities subject to an agreement to resell, if any, MidCoast has a lien or security interest (which to MidCoast’s Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.
4.10.3            MidCoast and each MidCoast Subsidiary currently maintains insurance considered by it to be reasonable for its operations.  MidCoast has not received notice from any insurance carrier on or before the date hereof that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such policies of insurance will be substantially increased.  Except as listed on MidCoast Disclosure Schedule 4.10.3, there are presently no claims pending under such policies of insurance and no notices of claim have been given by MidCoast under such policies.  All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three (3) years MidCoast and each MidCoast Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any claims submitted under any of its insurance policies.  MidCoast Disclosure Schedule 4.10.3 identifies all policies of insurance maintained by MidCoast and each MidCoast Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, as well as the other matters required to be disclosed under this Section 4.10.3.  MidCoast has made available to Citizens copies of all of the policies listed on MidCoast Disclosure Schedule 4.10.3.
4.11	Legal Proceedings.
Except as disclosed on MidCoast Disclosure Schedule 4.11, neither MidCoast nor any MidCoast Subsidiary is a party to any, and there are no pending or, to MidCoast’s Knowledge, threatened, legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature, (i) against MidCoast or any MidCoast Subsidiary, (ii) to which MidCoast’s or any MidCoast Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which reasonably could be expected to adversely affect the ability of MidCoast or any MidCoast Subsidiary to perform under this Agreement.
4.12	Compliance with Applicable Law.
Except as set forth on MidCoast Disclosure Schedule 4.12 and in Section 4.15:

4.12.1            To MidCoast’s Knowledge, MidCoast and each MidCoast Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, its conduct of business and its relationship with its employees, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt Collections Act, the Fair Housing Act, the Community Reinvestment Act of 1977 (the “CRA”), the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither MidCoast nor any MidCoast Subsidiary has received any written notice to the contrary.
4.12.2            MidCoast and each MidCoast Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of MidCoast, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.
4.12.3            Since January 1, 2016, neither MidCoast nor any MidCoast Subsidiary has received any written notification or any other communication from any Bank Regulator (i) asserting that MidCoast or any MidCoast Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization; (iii) requiring or threatening to require MidCoast or any MidCoast Subsidiary, or indicating that MidCoast or any MidCoast Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding, written recommendation or matter requiring attention, or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks, or engages in the insurance of bank deposits, restricting or limiting, or purporting to restrict or limit the operations of MidCoast or any MidCoast Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit the operations of MidCoast or any MidCoast Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as (a “Regulatory Agreement”).  Neither MidCoast nor any MidCoast Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect.
4.13	Employee Benefit Plans.
4.13.1            MidCoast Disclosure Schedule 4.13.1 contains a list of all written and unwritten pension, retirement, profit-sharing, thrift, savings, deferred compensation, stock option, employee stock ownership, employee stock purchase, restricted stock, severance pay, retention, vacation, bonus or other incentive plans, all employment, change in control, consulting, severance and retention agreements, all other written employee programs, arrangements or agreements, all medical, vision, dental, disability, life insurance, workers’ compensation, employee assistance or other health or welfare plans (including paid time-off policies and other material benefit policies and procedures), and all other employee benefit or fringe benefit plans, including “employee benefit plans” as that term is defined in ERISA Section 3(3), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by MidCoast, any MidCoast Subsidiary or any of its ERISA Affiliates for the benefit of employees, former employees, retirees (or the dependents, including spouses, of the foregoing), directors, independent contractors or other service providers to MidCoast or any MidCoast Subsidiary and under which employees, former employees, retirees, dependents, spouses, directors, or other service providers of MidCoast or any MidCoast Subsidiary are eligible to participate (collectively, the “MidCoast Benefit Plans”).  Neither MidCoast nor any MidCoast Subsidiary has any written or oral commitment to create any additional MidCoast Benefit Plan or to materially modify, change or renew any existing MidCoast Benefit Plan (any modification or change that increases the cost of such plan would be deemed material), except as required to maintain the qualified status thereof.  MidCoast has made available to Citizens true and correct copies of each MidCoast Benefit Plan.

4.13.2            All MidCoast Benefit Plans are in material compliance with (and have been managed and administrated in accordance with) the applicable terms of ERISA, the Code and any other applicable laws.  Except as set forth on MidCoast Disclosure Schedule 4.13.2, each MidCoast Benefit Plan governed by ERISA that is intended to be a qualified retirement plan under Code Section 401(a) has either: (i) received a favorable determination letter from the IRS (and MidCoast is not aware of any circumstances likely to result in revocation of any such favorable determination letter) or timely application has been made therefor; or (ii) is maintained under a prototype plan which has been approved by the IRS and is entitled to rely upon the IRS National Office opinion letter issued to the prototype plan sponsor.  To the Knowledge of MidCoast, there exists no fact which would adversely affect the qualification of any of the MidCoast Benefit Plans intended to be qualified under Code Section 401(a), or any threatened or pending claim against any of the MidCoast Benefit Plans or their fiduciaries by any participant, beneficiary or Governmental Entity (other than routine claims for benefits).  Neither MidCoast nor any MidCoast Subsidiary has engaged in a transaction, or omitted to take any action with respect to any MidCoast Benefit Plan that would reasonably be expected to subject MidCoast or any MidCoast Subsidiary to a material unpaid tax or penalty imposed by Chapter 43 of the Code or ERISA Sections 409 or 502.
4.13.3            No MidCoast Benefit Plan is a single employer pension plan (within the meaning of ERISA Section 4001(a)(15)) for which MidCoast or any ERISA Affiliate could incur liability under ERISA Sections 4063 or 4064 or a plan maintained by more than one employer as described in Code Section 413(c). Except as set forth on MidCoast Disclosure Schedule 4.13.3, neither MidCoast nor any ERISA Affiliate has ever maintained or contributed to any MidCoast Benefit Plan that is or was subject to Title IV of ERISA, Code Section 412, ERISA Section 302 or is a multiemployer plan (as defined in ERISA Section 3(37)) and neither MidCoast nor any ERISA Affiliate, nor any trust created thereunder, nor any trustee or administrator thereof, could reasonably be expected to be subject to either a civil liability or penalty pursuant to ERISA Sections 409 or 502 or a tax imposed pursuant to Chapter 43 of the Code.
4.13.4            All material contributions required to be made under the terms of any MidCoast Benefit Plan have been timely made, and all anticipated contributions and funding obligations are accrued on MidCoast’s consolidated financial statements to the extent required by GAAP and Code Section 412.  MidCoast or a MidCoast Subsidiary has expensed and accrued as a liability the present value of future benefits under each applicable MidCoast Benefit Plan for financial reporting purposes to the extent required by GAAP.
4.13.5            MidCoast and each MidCoast Subsidiary has complied in all material respects with the notice and continuation requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and Code Section 4980B (the “COBRA”), and the regulations thereunder.  All reports, statements, returns and other information required to be furnished or filed with respect to MidCoast Benefit Plans have been timely furnished, filed or both in accordance with ERISA Sections 101 through 105 and Code Sections 6057 through 6059, and they are true, correct and complete.  To MidCoast’s Knowledge, records with respect to MidCoast Benefit Plans have been maintained in compliance with ERISA Section 107.  To MidCoast’s Knowledge, neither MidCoast nor any other fiduciary (as that term is defined in ERISA Section 3(21)) with respect to any MidCoast Benefit Plan has any liability for any breach of any fiduciary duties under ERISA Sections 404, 405 or 409.  No MidCoast Benefit Plan fails to meet the applicable requirements of Code Section 105(h)(2) (determined without regard to whether such MidCoast Benefit Plan is self-insured).

4.13.6            MidCoast has furnished or otherwise made available to Citizens true and complete copies of: (i) the plan documents, summary plan descriptions, underlying participant distribution election forms, loan documents, loan amortization schedules and benefit schedules (as applicable) for each written MidCoast Benefit Plan; (ii) a summary of each unwritten MidCoast Benefit Plan (if applicable); (iii) the annual report (Form 5500 series) for the three (3) most recent years for each MidCoast Benefit Plan (if applicable); (iv) the actuarial valuation reports and financial statements as of the most recently completed plan year for each MidCoast Benefit Plan, including the total accrued and vested liabilities, all contributions made by MidCoast and assumptions on which the calculations are based; (v) all related trust agreements, insurance contracts or other funding agreements which currently implement the MidCoast Benefit Plans (if applicable); (vi) the most recent IRS determination letter with respect to each tax-qualified MidCoast Benefit Plan (or, for a MidCoast Benefit Plan maintained under a pre-approved prototype or volume submitter plan, the IRS determination letter on such pre-approved plan); and (vii) all substantive correspondence relating to any liability of or non-compliance relating to any MidCoast Benefit Plan addressed to or received from the IRS, the Department of Labor or any other Governmental Entity within the past three (3) years.
4.13.7            Except as set forth on MidCoast Disclosure Schedule 4.13.7, MidCoast has no liability for retiree health, life or disability insurance, or any retiree death benefits under any MidCoast Benefit Plan other than any benefits required under COBRA or similar state laws.  There has been no communication to employees by MidCoast that would reasonably be expected to promise or guarantee such employees retiree health, life or disability insurance, or any retiree death benefits.
4.13.8            Except as set forth on MidCoast Disclosure Schedule 4.13.8, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment (including severance) becoming due to any director or any employee of MidCoast or any MidCoast Subsidiary from MidCoast under any MidCoast Benefit Plan; (ii) increase any benefits otherwise payable under any MidCoast Benefit Plan; or (iii) result in any acceleration of the time of payment or vesting of any such benefit.  Except as set forth on MidCoast Disclosure Schedule 4.13.8, no payment which in connection with the transactions contemplated by this Agreement is or may reasonably be expected to be made by, from or with respect to any MidCoast Benefit Plan, either alone or in conjunction with any other payment will or could properly be characterized as an “excess parachute payment” under Code Section 280G on which an excise tax under Code Section 4999 is payable or will or could, either individually or collectively, provide for any payment by MidCoast that would not be deductible under Code Section 162(m).
4.13.9            Except as disclosed in MidCoast Disclosure Schedule 4.13.9, all “non-qualified” deferred compensation plans, programs or arrangements (within the meaning of Code Section 409A) of MidCoast or any MidCoast Subsidiary have been in material compliance (both written and operational) with Code Section 409A and IRS regulations and guidance thereunder.  All MidCoast Stock Options and MidCoast Warrants granted by MidCoast to any current or former employee or director have been granted with a per share exercise price or reference price at least equal to the fair market value of the underlying stock on the date the option or warrant was granted, within the meaning of Code Section 409A and associated guidance, and the expiration date of any such option or warrant (except as provided in Section 6.1.2(C)) has not been extended beyond its initial term established at the date of grant.

4.13.10                There is not, and has not been, any trust or fund maintained by or contributed to by MidCoast or any MidCoast Subsidiary or its employees to fund an employee benefit plan which would constitute a Voluntary Employees’ Beneficiary Association or a “welfare benefit fund” within the meaning of Code Section 419(a).
4.13.11                No claim, lawsuit, arbitration or other action has been asserted or instituted or, to the Knowledge of MidCoast, has been threatened or is anticipated, against any MidCoast Benefit Plan (other than routine claims for benefits and appeals of such claims), MidCoast or any director, officer or employee thereof, or any of the assets of any trust of any MidCoast Benefit Plan.
4.13.12                MidCoast Disclosure Schedule 4.13.12 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon under any employment agreement, change in control agreement, severance arrangements or policies, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans or any material compensation arrangement, or other pension benefit or welfare benefit plan maintained by MidCoast or any MidCoast Subsidiary for the benefit of officers, employees or directors of MidCoast or any MidCoast Subsidiary (the “MidCoast Benefits Schedule”), assuming their employment or service is terminated without cause as of December 31, 2019 and the Effective Time occurs on such date and based on other assumptions specified in such schedule.  No other individuals are entitled to benefits under any such plans.
4.13.13                Except as disclosed in MidCoast Disclosure Schedule 4.9.1, there are no MidCoast Stock Options or MidCoast Warrants or similar rights, earned dividends or dividend equivalents, stock appreciation rights or shares of restricted stock outstanding under any of the MidCoast Benefit Plans as of the date hereof.  In addition, MidCoast Disclosure Schedule 4.9.1 sets forth each MidCoast Stock Option, MidCoast Warrant and any other outstanding equity award as of the date of this Agreement, which schedule includes the name of the individual grantee, the date of grant, the vesting schedule, the exercise price and the expiration date.
4.14	Brokers, Finders and Financial Advisors.

Neither MidCoast nor any MidCoast Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such Person in connection with the transactions contemplated by this Agreement except for the retention of Boenning & Scattergood, Inc. by MidCoast and the fee payable pursuant thereto.  A true and correct copy of the engagement agreement with Boenning & Scattergood, Inc., setting forth the fee payable to Boenning & Scattergood, Inc. for its services rendered to MidCoast in connection with the Merger and transactions contemplated by this Agreement, is attached to MidCoast Disclosure Schedule 4.14.
4.15	Environmental Matters.
4.15.1            Except as set forth on MidCoast Disclosure Schedule 4.15, with respect to MidCoast:
(A)            To the Knowledge of MidCoast, MCB and the MidCoast Loan Properties (as defined in Section 4.15.2) are, and have been, in material compliance with any Environmental Laws;
(B)            Neither MidCoast nor any MidCoast Subsidiary has received written notice in the last five (5) years that there is any material suit, claim, action, demand, executive or administrative order, directive, request for information, investigation or proceeding pending and, to the Knowledge of MidCoast, no such action is threatened, before any court, governmental agency or other forum against MidCoast, any MidCoast Subsidiary or any MidCoast Loan Property (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by MidCoast or any MidCoast Subsidiary;

(C)            To the Knowledge of MidCoast, the properties currently owned or operated by MidCoast or any MidCoast Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than in amounts permitted under applicable Environmental Law or which are de minimis in nature and extent;
(D)            To the Knowledge of MidCoast, there are no underground storage tanks on, in or under any properties owned or operated by MidCoast or any MidCoast Subsidiary, and no underground storage tanks have been closed or removed from any properties owned or operated by MidCoast or any MidCoast Subsidiary except as in compliance with Environmental Laws; and
(E)            During the period of (a) MidCoast’s or any MidCoast Subsidiary’s ownership or operation of any of its current properties or (b) MidCoast’s or any MidCoast Subsidiary’s participation in the management of any MidCoast Loan Property, to the Knowledge of MidCoast, there has been no material contamination by or material release of Materials of Environmental Concern in, on, under or affecting such properties.  To the Knowledge of MidCoast, before the period of (x) MidCoast’s or any MidCoast Subsidiary’s ownership or operation of any of its current properties or (y) MidCoast’s or any MidCoast Subsidiary’s participation in the management of any MidCoast Loan Property, there was no material contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties.
(F)            Neither MidCoast nor any MidCoast Subsidiary has conducted any environmental studies during the past five (5) years (other than Phase I studies or Phase II studies which did not indicate any contamination of the environment by Materials of Environmental Concern above reportable levels) with respect to any properties owned or leased by it, or with respect to any MidCoast Loan Property.
4.15.2            For purposes of this Section 4.15, “MidCoast Loan Property” means any property in which MidCoast or any MidCoast Subsidiary presently holds a direct or indirect security interest securing a loan or other extension of credit made by them, including through a participation interest in a loan or other extension of credit other than by MidCoast or any MidCoast Subsidiary.
4.16	Loan Portfolio.
4.16.1            The allowances for loan losses reflected in the notes to MidCoast’s audited consolidated balance sheet at December 31, 2018 and 2017 were, and the allowance for loan losses shown in the notes to the unaudited financial statements for periods ending after December 31, 2018 were, or will be, adequate, as of the dates thereof, under GAAP.
4.16.2            MidCoast Disclosure Schedule 4.16.2 sets forth a listing, as of August 31, 2019, by account, of: (A) each borrower, customer or other party which has notified MidCoast or any MidCoast Subsidiary during the past twelve (12) months of, or has asserted against MidCoast or any MidCoast Subsidiary, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of MidCoast, each borrower, customer or other party which has given MidCoast or any MidCoast Subsidiary any oral notification of, or orally asserted to or against MidCoast or any MidCoast Subsidiary, any such claim; and (B) all loans, (1) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of August 31, 2019 are classified as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch list” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4)  where the interest rate terms have been reduced and/or the maturity dates have been extended after the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, or (5) where a specific reserve allocation exists in connection therewith; and (C) all other assets classified by MidCoast or any MidCoast Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

4.16.3            All loans receivable (including discounts) and accrued interest entered on the books of MidCoast or any MidCoast Subsidiary arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of MidCoast’s business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be.  The loans, discounts and the accrued interest reflected on the books of MidCoast or any MidCoast Subsidiary are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity.  All such loans are owned by MidCoast or any MidCoast Subsidiary free and clear of any liens.
4.16.4            The notes and other evidences of indebtedness evidencing the loans described in Section 4.16.2 and 4.16.3, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are valid, true and genuine, and what they purport to be.
4.17	Related Party Transactions.
Neither MidCoast nor any MidCoast Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of MidCoast, except as set forth on MidCoast Disclosure Schedule 4.17.  All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features.  No loan or credit accommodation to any Affiliate of MidCoast or a MidCoast Subsidiary is presently in default or, during the three (3)-year period before the date of this Agreement, has been in default or has been restructured, modified or extended.  Neither MidCoast nor any MidCoast Subsidiary has been notified that principal or interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation is inappropriate.
4.18	Deposits.
Except as disclosed on MidCoast Disclosure Schedule 4.18, none of the deposits of MidCoast or any MidCoast Subsidiary as of August 31, 2019 are a “brokered deposit” as defined in 12 C.F.R. Section 337.6(a)(2).
4.19	Board Approval.
The Board of Directors of MidCoast has determined that the Merger is in the best interests of MidCoast and the holders of MidCoast Common Stock, approved this Agreement, the Merger, and the other transactions contemplated hereby, resolved to recommend approval of this Agreement to the holders of MidCoast Common Stock, and directed that this Agreement be submitted to the holders of MidCoast Common Stock for their approval.

4.20	Risk Management Instruments.
All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for MidCoast’s own account, or for the account of one or more of MidCoast’s Subsidiaries or their customers, in force and effect as of August 31, 2019, were entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of MidCoast, with counterparties believed to be financially responsible at the time; and to the Knowledge of MidCoast each of them constitutes the valid and legally binding obligation of MidCoast or such MidCoast Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect.  Neither MidCoast nor any MidCoast Subsidiary nor, to its Knowledge, any other party thereto is in breach of any of its obligations under any such agreement or arrangement.
4.21	Fairness Opinion.
The Board of Directors of MidCoast has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion dated the same date) from Boenning & Scattergood, Inc. to the effect that, subject to the terms, conditions, assumptions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the shareholders of MidCoast pursuant to this Agreement is fair to such shareholders from a financial point of view.  Such opinion has not been amended or rescinded as of the date of this Agreement.
4.22	Intellectual Property.
MidCoast or a MidCoast Subsidiary owns or, to MidCoast’s Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, computer software, service marks and trademarks used in its business, and neither MidCoast nor any MidCoast Subsidiary has received any written notice of breach or conflict with respect thereto that asserts the rights of others.  MidCoast and each MidCoast Subsidiary has performed all the obligations required to be performed, and is not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.
4.23	Duties as Fiduciary.
MidCoast and each MidCoast Subsidiary has performed all of its duties in any line of business which requires it to act in a “fiduciary capacity” to any other Person in a fashion that complies with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards in effect at that time.  MidCoast has not received written notice of any claim, allegation, or complaint from any Person that MidCoast or any MidCoast Subsidiary failed to perform these duties in a manner that complied with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards, except for notices involving matters that have been resolved, and any cost of such resolution is reflected in MidCoast’s Financial Statements.  For purposes of this Section 4.23, the term “fiduciary capacity” (i) shall mean (a) acting as trustee, executor, administrator, registrar of stocks and bonds, transfer agent, guardian, assignee, receiver, or custodian under a uniform gifts to minors act and (b) possessing investment discretion on behalf of another, and (ii) shall exclude MidCoast’s or any MidCoast Subsidiary’s capacity with respect to individual retirement accounts or the MidCoast Benefit Plans.

4.24	Employees; Labor Matters.
4.24.1            MidCoast Disclosure Schedule 4.24.1 sets forth the following information with respect to each employee of MidCoast as of August 31, 2019: job location, job title, current annual base salary, most recent cash bonus and year of hire.
4.24.2            There are no labor or collective bargaining agreements to which MidCoast or any MidCoast Subsidiary is a party.  There is no union organizing effort pending or, to the Knowledge of MidCoast, threatened against MidCoast.  There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of MidCoast, threatened against MidCoast or any MidCoast Subsidiary.  There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of MidCoast, threatened against MidCoast or any MidCoast Subsidiary (other than routine employee grievances that are not related to union employees).  MidCoast and each MidCoast Subsidiary is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. MidCoast is not a party to, or bound by, any agreement for the leasing of employees.
4.24.3            To MidCoast’s Knowledge, all Persons who have been treated as independent contractors by MidCoast or any MidCoast Subsidiary for Tax purposes have met the criteria to be so treated under all applicable federal, state and local Tax laws, rules and regulations.
4.25	MidCoast Information Supplied.
The information relating to MidCoast to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.
4.26	Internal Controls.
4.26.1            The records, systems, controls, data and information of MidCoast and the MidCoast Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of MidCoast, any MidCoast Subsidiary or its accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls.
4.26.2            MidCoast has previously disclosed, based on its most recent evaluation before the date hereof, to its auditors and the audit committee of the Board of Directors of MidCoast (or, if there is no audit committee, to the full Board of Directors of MidCoast):  (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

4.26.3            Since December 31, 2018, (i) neither MidCoast nor any MidCoast Subsidiary nor, to its Knowledge, any director, officer, employee, auditor, accountant or representative of MidCoast or any MidCoast Subsidiary, has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of it or any of its subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that it or any of its subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing MidCoast, whether or not employed by it, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by MidCoast, any MidCoast Subsidiary or any of its officers, directors, employees or agents to its Board of Directors or any committee thereof or to any of its directors or officers.
4.27	Bank Owned Life Insurance.
MidCoast or a MidCoast Subsidiary has obtained the written consent of each employee on whose behalf MidCoast (or any MidCoast Subsidiary) has purchased bank owned life insurance (“BOLI”).  MidCoast (or any MidCoast Subsidiary) has taken all actions necessary to comply with applicable law and regulation in connection with its purchase and maintenance of BOLI.
4.28	Anti-Takeover Provisions Inapplicable.
MidCoast and its Subsidiaries have taken all actions required to exempt Citizens and FCCB, this Agreement, the Plan of Bank Merger, the Merger and the Bank Merger from any provisions of an anti-takeover nature contained in their organizational documents, and the provisions of any federal or state “anti-takeover,” “fair price,” “moratorium,” “control share acquisition” or similar laws or regulations.  The MidCoast Board of Directors has taken action, in accordance with the provisions of MidCoast’s articles of incorporation, to render Article Tenth of MidCoast’s articles of incorporation inapplicable and of no further force or effect.
4.29	Privacy.
MidCoast and each MidCoast Subsidiary (i) has collected Personal Information in material compliance with all applicable Privacy Laws; (ii) has the requisite consent or other authority under all applicable laws regarding the collection, use, storage, disclosure, or other processing of Personal Information to use, disclose, store, and otherwise process Personal Information, which consent or other authority is sufficient for the business as currently conducted and (iii) has taken all steps in accordance with normal industry practices to secure the business data related to MidCoast’s business from unauthorized access or unauthorized use by any Person. No communication from any Governmental Entity with respect to or alleging non-compliance with any law regarding the collection, use, storage, disclosure or other processing of Personal Information has been received by MidCoast or any of its Subsidiaries. A copy of all internally or externally prepared reports or audits that describe or evaluate the information security procedures of MidCoast, all material policies related thereto and any failures to comply therewith have been provided to the Citizens. To MidCoast’s Knowledge, there has been no unauthorized access gained by any Person to Personal Information held or collected by MidCoast, its employees, or third party contractors in the course of conducting MidCoast’s business.
4.30	Required Vote.
The affirmative vote of a majority of the votes cast by the holders of MidCoast Class A Common Stock entitled to vote on this Agreement and the Merger is required to approve this Agreement and the Merger.  The holders of MidCoast Class B Common Stock are not entitled to vote on this Agreement and the Merger.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF CITIZENS
Citizens represents and warrants to MidCoast as set forth in this Article V, subject to the standard set forth in Section 5.1 and except as (i) set forth in the Citizens Disclosure Schedule delivered by Citizens to MidCoast on the date hereof; provided, however, that disclosure in any section of such Citizens Disclosure Schedule shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent that such disclosure is relevant to another section of this Agreement.  Citizens has made a good faith, diligent effort to ensure that the disclosure on each schedule of the Citizens Disclosure Schedule corresponds to the Section referenced herein.  References to the Knowledge of Citizens shall include the Knowledge of FCCB.
5.1	Standard.
Except as set forth in the following sentence, no representation or warranty of Citizens contained in this Article V shall be deemed untrue or incorrect, and Citizens shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of this Article V, has had or reasonably would be expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” or “Material Adverse Effect” in any such representation or warranty.  The foregoing standard shall not apply to representations and warranties contained in Sections 5.2 (other than the second and third sentences of Section 5.2.3, Section 5.2.4, Section 5.2.5, and the first and second sentences of Sections 5.2.1 and 5.2.2), 5.3, 5.4 and 5.5, which shall be true and correct in all material respects.
5.2	Organization.
5.2.1            Citizens is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, and is duly registered as a bank holding company under the BHCA.  Citizens has full corporate power and authority to carry on its business as now conducted.  Citizens is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.
5.2.2            FCCB is a commercial bank duly organized and validly existing under the laws of the Commonwealth of Pennsylvania.  FCCB has full corporate power and authority to carry on its business as now conducted.  FCCB is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.  The deposits in FCCB are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.  FCCB is a member in good standing of the FHLB and the FRB and owns the requisite amount of FHLB stock and FRB stock.
5.2.3            Citizens Disclosure Schedule 5.2.3 sets forth each Citizens Subsidiary and its jurisdiction of incorporation or organization.  Each Citizens Subsidiary (other than FCCB) is a corporation, limited liability company or other legal entity as set forth on Citizens Disclosure Schedule 5.2.3, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.  Each Citizens Subsidiary (other than FCCB) has full corporate power and authority to carry on its business as now conducted. Each Citizens Subsidiary (other than FCCB) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or conduct of its business requires such qualification.

5.2.4            The respective minute books of Citizens, FCCB and each other Citizens subsidiary accurately record all corporate actions of their respective shareholders and Boards of Directors (including committees).
5.2.5            Before the date of this Agreement, Citizens has made available to MidCoast true and correct copies of the articles of incorporation, charter or certificate of incorporation, as applicable, and bylaws or other governing documents of Citizens and FCCB and each other Citizens Subsidiary.
5.3	Capitalization.
5.3.1            The authorized capital stock of Citizens consists of (i) 25,000,000 shares of Citizens Common Stock and (ii) 3,000,000 shares of preferred stock, $1.00 par value per share (the “Citizens Preferred Stock” and collectively with the Citizens Common Stock, the “Citizens Stock”).  As of the date hereof, there are (i) 3,525,315 shares of Citizens Common Stock validly issued and outstanding, fully paid and non-assessable, (ii) 413,353 shares of Citizens Common Stock held by Citizens in its treasury, (iii) no shares of Citizens Preferred Stock outstanding, and (iv) no  shares of Citizens Common Stock reserved for issuance upon the exercise of outstanding stock options.  Citizens does not own, of record or beneficially, any shares of Citizens Stock, other than shares held as treasury stock or in a fiduciary capacity.  Neither Citizens nor any Citizens Subsidiary has or is bound by any Rights or other arrangements of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on, any capital stock of Citizens, or any other security of Citizens or any Citizens Subsidiary or any securities representing the right to vote, purchase or otherwise receive any capital stock of Citizens or any Citizens Subsidiary or any other security of Citizens or any Citizens Subsidiary, other than shares of Citizens Common Stock underlying the options granted pursuant to benefit plans maintained by Citizens.  All shares of Citizens Common Stock issuable pursuant to option plans maintained by Citizens are or will be duly authorized, validly issued, fully paid and non-assessable when issued upon the terms and conditions specified in the instruments pursuant to which they are issuable.
5.3.2            Citizens owns all of the capital stock of each Citizens Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.  Except for the Citizens Subsidiaries and as set forth on Citizens Disclosure Schedule 5.3.2, Citizens does not possess, directly or indirectly, any equity interest in any corporate or other legal entity, except for equity interests held in the investment portfolios of Citizens or any Citizens Subsidiary (which as to any one issuer, do not exceed five percent (5%) of such issuer’s outstanding equity securities) and equity interests held in connection with the lending activities of FCCB, including stock in the FHLB.
5.3.3            To Citizens’ Knowledge, except as set on Citizens Disclosure Schedule 5.3.3, as of the date hereof, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of five percent (5%) or more of the outstanding shares of Citizens Common Stock.
5.3.4            No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Citizens’ shareholders may vote have been issued by Citizens and are outstanding.

5.4	Authority; No Violation.
5.4.1            Citizens has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Citizens and the completion by Citizens of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of Citizens.  This Agreement has been duly and validly executed and delivered by Citizens, and subject to MidCoast Shareholder Approval and the receipt of the Regulatory Approval, and assuming due and valid execution and delivery of this Agreement by MidCoast, constitutes the valid and binding obligation of Citizens, enforceable against Citizens in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.
5.4.2            Neither the execution and delivery of this Agreement by Citizens nor the consummation of the transactions contemplated hereby, nor compliance by Citizens with, the terms and provisions hereof will (i) conflict with or result in a breach of any provision of the articles of incorporation or articles of association, as applicable, and bylaws of Citizens or any Citizens Subsidiary; (ii) subject to receipt of all Regulatory Approvals, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Citizens or any Citizens Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination or amendment of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Citizens or any Citizens Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Citizens or any Citizens Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected.
5.5	Consents.
Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities or “blue sky” laws, (c) the filing of the statement of merger with the PSOS, (d) the filing with the SEC of the Merger Registration Statement and the obtaining from the SEC of such orders as may be required in connection therewith, and (e) the receipt of the MidCoast Shareholder Approval, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of Citizens, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with the execution and delivery of this Agreement by Citizens, the completion of the Merger by Citizens and the performance by Citizens of its obligations hereunder.  Citizens has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition (financial or otherwise) or requirement that could reasonably be expected by Citizens to result in a Material Adverse Effect on Citizens and FCCB, taken as a whole, or that (ii) any public body or authority having jurisdiction over the affairs of Citizens, the consent or approval of which is not required or pursuant to the rules of which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

5.6	Financial Statements.
5.6.1            The Citizens Regulatory Reports heretofore filed with the PDOB and the FRB, as the case may be, have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such reports.
5.6.2            Citizens has previously made available to MidCoast the Citizens Financial Statements for the periods through June 30, 2019.  Such Citizens Financial Statements fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Citizens and the Citizens Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by GAAP.
5.6.3            At the date of the most recent consolidated statement of financial condition included in the Citizens Financial Statements or in the Citizens Regulatory Reports, Citizens did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Citizens Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.
5.7	Taxes.
5.7.1            Citizens and the Citizens Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a).  Citizens, on behalf of itself and the Citizens Subsidiaries, has timely filed or caused to be filed all Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Citizens and the Citizens Subsidiaries before the date hereof, or requests for extensions to file such returns and reports have been timely filed.  All such Tax Returns are true, correct, and complete in all material respects.  Citizens and the Citizens Subsidiaries have timely paid or, before the Effective Time will pay, all Taxes, whether or not shown on such returns or reports, due or claimed to be due to any Governmental Entity before the Effective Time other than Taxes which are being contested in good faith.  Citizens and the Citizens Subsidiaries have declared on their Tax Returns all positions taken therein that could give rise to a substantial underpayment of United States Federal Income Tax within the meaning of Code Section 6662 (or any corresponding provision of state or local laws).  The accrued but unpaid Taxes of Citizens and the Citizens Subsidiaries did not, as of the most recent Citizens Financial Statements, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Citizens balance sheet (rather than in any notes thereto).  Citizens and the Citizens Subsidiaries are subject to Tax audits in the ordinary course of business.  Citizens’ management does not believe that an adverse resolution to any of such audits of which it has Knowledge would be reasonably likely to have a Material Adverse Effect on Citizens.  Citizens and the Citizens Subsidiaries have not been notified in writing by any jurisdiction that the jurisdiction believes that Citizens or any of the Citizens Subsidiaries were required to file any Tax Return in such jurisdiction that was not filed.  Neither Citizens nor any of the Citizens Subsidiaries: (i) has been a member of a group with which they have filed or been included in a combined, consolidated or unitary income Tax Return other than a group the common parent of which was Citizens; or (ii) has any liability for the Taxes of any Person (other than Citizens or any of the Citizens Subsidiaries) under Treas. Reg. 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise.  As of the date hereof, all deficiencies proposed in writing as a result of any audits have been paid or settled.  There are no written claims or assessments pending against Citizens or any Citizens Subsidiary for any alleged deficiency in any Tax, and neither Citizens nor any Citizens Subsidiary has been notified in writing of any proposed Tax claims or assessments against Citizens or any Citizens Subsidiary.  Citizens and the Citizens Subsidiaries each have duly and timely withheld, collected and paid over to the appropriate taxing authority all amounts required to be so withheld and paid under all applicable laws, and have duly and timely filed all Tax Returns with respect to such withheld Taxes, within the time prescribed under any applicable law.  Citizens and the Citizens Subsidiaries have delivered to MidCoast true and complete copies of all Tax Returns of Citizens and the Citizens Subsidiaries for taxable periods ending on or after December 31, 2015.  Neither Citizens nor any of the Citizens Subsidiaries is or has been a party to any “reportable transaction,” as defined in Code Section 6707A(c)(1) and Treasury Reg. 1.6011-4(b).  Neither Citizens nor any of the Citizens Subsidiaries has distributed stock of another Person, nor has either had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361.  Neither Citizens nor any of the Citizens Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

5.7.2            Neither Citizens nor any of the Citizens Subsidiaries or Affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Code Section 368(a).
5.8	No Material Adverse Effect.
Since December 31, 2018, to Citizens’ Knowledge, no event has occurred and no circumstance has arisen that has had or reasonably would be expected to have a Material Adverse Effect on Citizens.
5.9	Material Contracts; Leases; Defaults.
5.9.1
Except as set forth on Citizens Disclosure Schedule 5.9, neither Citizens nor FCCB is a party or subject to any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that materially restricts or limits the conduct of business by Citizens or FCCB, including but not limited to, (i) any agreement which by its terms limits or affects the payment of dividends by Citizens; or (ii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that materially restricts or limits the conduct of business by Citizens.  Subject to any consents that may be required as a result of the transactions contemplated by this Agreement listed on Citizens Disclosure Schedule 5.9, to Citizens’ Knowledge, neither Citizens or FCCB is in material default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time, the giving of notice or both, would constitute such a default.  Since December 31, 2018, through and including the date of this Agreement, except as set forth on Citizens Disclosure Schedule 5.9, neither Citizens or FCCB has (i) made any material acquisition or disposition of assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, or (ii) suffered any strike, work stoppage, slow down, or other labor disturbance.

5.9.2
True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 5.9.1 have been made available to MidCoast, if requested by MidCoast, on or before the date hereof, and are in full force and effect on the date hereof.

5.10	Ownership of Property; Insurance Coverage.
5.10.1            Citizens and each Citizens Subsidiary has good and, as to real property, marketable title to all assets and properties owned by Citizens or such Citizens Subsidiary, as applicable, in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent consolidated statement of financial condition contained in the Citizens Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such consolidated statement of financial condition), subject to no encumbrances, liens, mortgages, security interests or pledges, except: (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by an Citizens Subsidiary acting in a fiduciary capacity; and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith.  Citizens and the Citizens Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by Citizens and the Citizens Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.  Such existing leases and commitments to lease constitute or will constitute capital leases for both tax and financial accounting under GAAP and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the Citizens Financial Statements.
5.10.2            With respect to all material agreements pursuant to which Citizens or any Citizens Subsidiary has purchased securities subject to an agreement to resell, if any, Citizens or such Citizens Subsidiary, as the case may be, has a lien or security interest (which to Citizens’ Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.
5.10.3            Citizens and each Citizens Subsidiary currently maintain (and have continuously maintained during the past six (6) years) insurance considered by each of them to be reasonable for their respective operations.  Neither Citizens nor any Citizens Subsidiary has received notice from any insurance carrier on or before the date hereof that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such policies of insurance will be substantially increased.  Except as listed on Citizens Disclosure Schedule 5.10.3, there are presently no claims pending under such policies of insurance and no notices of claim have been given by Citizens or any Citizens Subsidiary under such policies.  All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three (3) years Citizens and each Citizens Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any claims submitted under any of its insurance policies.  Citizens Disclosure Schedule 5.10.3 identifies all policies of insurance maintained by Citizens and each Citizens Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, as well as the other matters required to be disclosed under this Section 5.10.3.  Citizens has made available to MidCoast copies of all of the policies listed on Citizens Disclosure Schedule 5.10.3.
5.11	Legal Proceedings.
Except as disclosed on Citizens Disclosure Schedule 5.11, neither Citizens nor any Citizens Subsidiary is a party to any, and there are no pending or, to the Knowledge of Citizens, threatened, legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Citizens or any Citizens Subsidiary, (ii) to which Citizens or any Citizens Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which reasonably could be expected to adversely affect the ability of Citizens or any Citizens Subsidiary to perform under this Agreement.

5.12	Compliance with Applicable Law.
Except as set forth on Citizens Disclosure Schedule 5.12:
5.12.1            To Citizens’ Knowledge, Citizens and each Citizens Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, its conduct of business and its relationship with its employees, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt Collections Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Citizens nor any Citizens Subsidiary has received any written notice to the contrary.
5.12.2            Citizens and each Citizens Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Citizens, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.
5.12.3            Since January 1, 2016, neither Citizens nor any Citizens Subsidiary has received any written notification or any other communication from any Bank Regulator (i) asserting that Citizens or any Citizens Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization; (iii) requiring or threatening to require Citizens or any Citizens Subsidiary, or indicating that Citizens or any Citizens Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or bank holding companies, or engages in the insurance of bank deposits, restricting or limiting, or purporting to restrict or limit the operations of Citizens or any Citizens Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit the operations of Citizens or any Citizens Subsidiary.  Neither Citizens nor any Citizens Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect.  The most recent regulatory rating given to FCCB as to compliance with the CRA is “Satisfactory” or better.
5.13	Employee Benefit Plans.
5.13.1            Citizens Disclosure Schedule 5.13.1 contains a list of all written and unwritten pension, retirement, profit-sharing, thrift, savings, deferred compensation, stock option, employee stock ownership, employee stock purchase, restricted stock, severance pay, retention, vacation, bonus or other incentive plans, all employment, change in control, consulting, severance and retention agreements, all other written employee programs, arrangements or agreements, all medical, vision, dental, disability, life insurance, workers’ compensation, employee assistance or other health or welfare plans (including paid time-off policies and other material benefit policies and procedures), and all other employee benefit or fringe benefit plans, including “employee benefit plans” as that term is defined in ERISA Section 3(3), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Citizens, any Citizens Subsidiary or any of its ERISA Affiliates for the benefit of employees, former employees, retirees (or the dependents, including spouses, of the foregoing), directors, independent contractors or other service providers to Citizens and under which employees, former employees, retirees, dependents, spouses, directors, or other service providers of Citizens are eligible to participate (collectively, the “Citizens Benefit Plans”).  Citizens has no written or oral commitment to materially modify, change or revise any existing Citizens Benefit Plan, except as required to maintain the qualified status thereof.  Citizens has made available to MidCoast true and correct copies of each Citizens Benefit Plan.

5.13.2            All Citizens Benefit Plans are in material compliance with (and have been managed and administrated in accordance with) the applicable terms of ERISA, the Code and any other applicable laws.  Except as set forth on Citizens Disclosure Schedule 5.13.2, each Citizens Benefit Plan governed by ERISA that is intended to be a qualified retirement plan under Code Section 401(a) has either: (i) received a favorable determination letter from the IRS (and Citizens is not aware of any circumstances likely to result in revocation of any such favorable determination letter) or timely application has been made therefor; or (ii) is maintained under a prototype plan which has been approved by the IRS and is entitled to rely upon the IRS National Office opinion letter issued to the prototype plan sponsor.  To the Knowledge of Citizens, there exists no fact which would adversely affect the qualification of any of the Citizens Benefit Plans intended to be qualified under Code Section 401(a), or any threatened or pending claim against any of the Citizens Benefit Plans or their fiduciaries by any participant, beneficiary or Governmental Entity (other than routine claims for benefits).  Neither Citizens nor any Citizens Subsidiary has engaged in a transaction, or omitted to take any action with respect to any Citizens Benefit Plan that would reasonably be expected to subject Citizens or any Citizens Subsidiary to a material unpaid tax or penalty imposed by Chapter 43 of the Code or ERISA Sections 409 or 502.
5.13.3            No Citizens Benefit Plan is a single employer pension plan (within the meaning of ERISA Section 4001(a)(15)) for which MidCoast or any ERISA Affiliate could incur liability under ERISA Sections 4063 or 4064 or a plan maintained by more than one employer as described in Code Section 413(c). Except as set forth on Citizens Disclosure Schedule 5.13.3, neither Citizens nor any ERISA Affiliate has ever maintained or contributed to any Citizens Benefit Plan that is or was subject to Title IV of ERISA, Code Section 412, ERISA Section 302 or is a multiemployer plan (as defined in ERISA Section 3(37)) and neither Citizens nor any ERISA Affiliate, nor any trust created thereunder, nor any trustee or administrator thereof, could reasonably be expected to be subject to either a civil liability or penalty pursuant to ERISA Sections 409 or 502 or a tax imposed pursuant to Chapter 43 of the Code.
5.13.4            All material contributions required to be made under the terms of any Citizens Benefit Plan have been timely made, and all anticipated contributions and funding obligations are accrued on Citizens’ consolidated financial statements to the extent required by GAAP and Code Section 412.  Citizens and each Citizens Subsidiary has expensed and accrued as a liability the present value of future benefits under each applicable Citizens Benefit Plan for financial reporting purposes to the extent required by GAAP.
5.13.5            Citizens has complied in all material respects with the notice and continuation requirements of COBRA, and the regulations thereunder.  All reports, statements, returns and other information required to be furnished or filed with respect to Citizens Benefit Plans have been timely furnished, filed or both in accordance with ERISA Sections 101 through 105 and Code Sections 6057 through 6059, and they are true, correct and complete.  To Citizens’ Knowledge, records with respect to Citizens Benefit Plans have been maintained in compliance with ERISA Section 107.  To Citizens’ Knowledge, neither Citizens nor any other fiduciary (as that term is defined in ERISA Section 3(21)) with respect to any of Citizens Benefit Plans has any liability for any breach of any fiduciary duties under ERISA Sections 404, 405 or 409.  No Citizens Benefit Plan fails to meet the applicable requirements of Code Section 105(h)(2) (determined without regard to whether such Citizens Benefit Plan is self-insured).

5.13.6            Citizens has furnished or otherwise made available to MidCoast true and complete copies of: (i) the plan documents, summary plan descriptions, underlying participant distribution election forms, loan documents, loan amortization schedules and benefit schedules (as applicable) for each written Citizens Benefit Plan; (ii) a summary of each unwritten Citizens Benefit Plan (if applicable); (iii) the annual report (Form 5500 series) for the three (3) most recent years for each Citizens Benefit Plan (if applicable); (iv) the actuarial valuation reports and financial statements as of the most recently completed plan year for each Citizens Benefit Plan, including the total accrued and vested liabilities, all contributions made by Citizens and assumptions on which the calculations are based; (v) all related trust agreements, insurance contracts or other funding agreements which currently implement the Citizens Benefit Plans (if applicable); (vi) the most recent IRS determination letter with respect to each tax-qualified Citizens Benefit Plan (or, for a Citizens Benefit Plan maintained under a pre-approved prototype or volume submitter plan, the IRS determination letter on such pre-approved plan); and (vii) all substantive correspondence relating to any liability of or non-compliance relating to any Citizens Benefit Plan addressed to or received from the IRS, the Department of Labor or any other Governmental Entity within the past three (3) years.
5.13.7            Except as set forth on Citizens Disclosure Schedule 5.13.7, Citizens has no liability for retiree health, life or disability insurance, or any retiree death benefits under any Citizens Benefit Plan other than any benefits required under COBRA or similar state laws.  There has been no communication to employees by Citizens that would reasonably be expected to promise or guarantee such employees retiree health, life or disability insurance, or any retiree death benefits.
5.13.8            No claim, lawsuit, arbitration or other action has been asserted or instituted or, to the Knowledge of Citizens, has been threatened or is anticipated, against any Citizens Benefit Plan (other than routine claims for benefits and appeals of such claims), Citizens or any Citizens Subsidiary or any director, officer or employee thereof, or any of the assets of any trust of any Citizens Benefit Plan.
5.14	Brokers, Finders and Financial Advisors.
Neither Citizens nor any Citizens Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such Person in connection with the transactions contemplated by this Agreement, except for the retention of Janney Montgomery Scott LLC by Citizens and the fee payable pursuant thereto.
5.15	Environmental Matters.
5.15.1            Except as set forth on Citizens Disclosure Schedule 5.15, with respect to Citizens and each Citizens Subsidiary:
(A)            To the Knowledge of Citizens, each of Citizens and the Citizens Subsidiaries, and the Citizens Loan Properties (as defined in Section 5.15.2) are, and have been, in material compliance with any Environmental Laws;

(B)            Neither Citizens nor any Citizens Subsidiary has received written notice in the last five (5) years that there is any material suit, claim, action, demand, executive or administrative order, directive, request for information, investigation or proceeding pending and, to the Knowledge of Citizens, no such action is threatened, before any court, governmental agency or other forum against them or any Citizens Loan Property (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by Citizens, or any of the Citizens Subsidiaries;
(C)            To the Knowledge of Citizens, the properties currently owned or operated by Citizens or any Citizens Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than in amounts permitted under applicable Environmental Law or which are de minimis in nature and extent;
(D)            To the Knowledge of Citizens, there are no underground storage tanks on, in or under any properties owned or operated by Citizens or any of the Citizens Subsidiaries and no underground storage tanks have been closed or removed from any properties owned or operated by Citizens or any of the Citizens Subsidiaries except as in compliance with Environmental Laws; and
(E)            During the period of (a) Citizens’ or any of the Citizens Subsidiaries’ ownership or operation of any of their respective current properties or (b) Citizens’ or any of the Citizens Subsidiaries’ participation in the management of any Citizens Loan Property, to the Knowledge of Citizens, there has been no material contamination by or material release of Materials of Environmental Concern in, on, under or affecting such properties.  To the Knowledge of Citizens, before the period of (x) Citizens’ or any of the Citizens Subsidiaries’ ownership or operation of any of their respective current properties or (y) Citizens’ or any of the Citizens Subsidiaries’ participation in the management of any Citizens Loan Property, there was no material contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties.
(F)            Neither Citizens nor any other Citizens Subsidiary has conducted any environmental studies during the past five (5) years (other than Phase I studies or Phase II studies which did not indicate any contamination of the environment by Materials of Environmental Concern above reportable levels) with respect to any properties owned or leased by it or any of the Citizens Subsidiaries, or with respect to any Citizens Loan Property.
5.15.2            For purposes of this Section 5.15, “Citizens Loan Property” means any property in which Citizens or a Citizens Subsidiary presently holds a direct or indirect security interest securing a loan or other extension of credit made by them, including through a participation interest in a loan or other extension of credit other than by Citizens or a Citizens Subsidiary.
5.16	Loan Portfolio.
5.16.1            The allowances for loan losses reflected in the notes to Citizens’ audited consolidated statements of financial condition at December 31, 2018 and 2017 were, and the allowance for loan losses shown in the notes to the unaudited consolidated financial statements for periods ending after December 31, 2018 were, or will be, adequate, as of the dates thereof, under GAAP.
5.16.2            Citizens Disclosure Schedule 5.16.2 sets forth a listing, as of August 31, 2019, by account, of: (A) each borrower, customer or other party which has notified Citizens during the past twelve (12) months of, or has asserted against Citizens or FCCB, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of Citizens, each borrower, customer or other party which has given Citizens or Community oral notification of, or orally asserted to or against Citizens or Community, any such claim; and (B) all loans, (1) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of August 31, 2019 are classified as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch list” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where the interest rate terms have been reduced and/or the maturity dates have been extended after the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, or (5) where a specific reserve allocation exists in connection therewith; and (C) all other assets classified by Citizens or FCCB as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

5.16.3            All loans receivable (including discounts) and accrued interest entered on the books of Citizens and FCCB arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of Citizens’ and FCCB’s respective businesses, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be.  The loans, discounts and the accrued interest reflected on the books of Citizens and FCCB are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity.  All such loans are owned by Citizens or FCCB free and clear of any liens.
5.16.4            The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are valid, true and genuine, and what they purport to be.
5.17	Related Party Transactions.
Neither Citizens nor any Citizens Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Citizens or any Citizens Subsidiary, except as set forth on Citizens Disclosure Schedule 5.17.  Except as described on Citizens Disclosure Schedule 5.17, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features.  No loan or credit accommodation to any Affiliate of Citizens or any Citizens Subsidiary is presently in default or, during the three (3)-year period before the date of this Agreement, has been in default or has been restructured, modified or extended.  Neither Citizens nor any Citizens Subsidiary has been notified that principal or interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation is inappropriate.
5.18	Board Approval.
The Board of Directors of Citizens has determined that the Merger is in the best interests of Citizens and its shareholders, approved this Agreement, the Merger, and the other transactions contemplated hereby.  The Board of Directors of Citizens has taken all action so that Citizens will not be prohibited from entering into or consummating a business combination with MidCoast as a result of the execution of this Agreement or the consummation of the transactions in the manner contemplated hereby pursuant to any anti-takeover laws.

5.19	Risk Management Instruments.
All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Citizens’ own account, or for the account of one or more of Citizens’ Subsidiaries or their customers, in force and effect as of August 31, 2019, were entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of Citizens, with counterparties believed to be financially responsible at the time; and to Citizens’ and each Citizens Subsidiary’s Knowledge each of them constitutes the valid and legally binding obligation of Citizens or such Citizens Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect.  Neither Citizens nor any Citizens Subsidiary, nor, to its Knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.
5.20	Intellectual Property.
Citizens or FCCB, as the case may be, owns or, to Citizens’ Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, computer software, service marks and trademarks used in its respective business, and Citizens has not received any notice of breach or conflict with respect thereto that asserts the rights of others.  Citizens has performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.
5.21	Duties as Fiduciary.
FCCB has performed all of its duties in any line of business which requires it to act in a “fiduciary capacity” to any other Person in a fashion that complies with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards in effect at that time.  FCCB has not received notice of any claim, allegation, or complaint from any Person that FCCB failed to perform these duties in a manner that complied with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards, except for notices involving matters that have been resolved and any cost of such resolution is reflected in Citizens’ Financial Statements.  For purposes of this Section 5.20 the term “fiduciary capacity” (i) shall mean (a) acting as trustee, executor, administrator, registrar of stocks and bonds, transfer agent, guardian, assignee, receiver, or custodian under a uniform gifts to minors act and (b) possessing investment discretion on behalf of another, and (ii) shall exclude FCCB’s capacity with respect to individual retirement accounts or the Citizens Benefit Plans.
5.22	Employees; Labor Matters.
5.22.1            There are no labor or collective bargaining agreements to which Citizens or any Citizens Subsidiary is a party.  There is no union organizing effort pending or, to the Knowledge of Citizens, threatened against Citizens or any Citizens Subsidiary.  There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of Citizens, threatened against Citizens or any Citizens Subsidiary.  There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Citizens, threatened against Citizens or any Citizens Subsidiary (other than routine employee grievances that are not related to union employees).  Citizens and each Citizens Subsidiary is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.  Neither Citizens nor any Citizens Subsidiary is a party to, or bound by, any agreement for the leasing of employees.

5.22.2            To Citizens’ Knowledge, all Persons who have been treated as independent contractors by Citizens or any Citizens Subsidiary for Tax purposes have met the criteria to be so treated under all applicable federal, state and local Tax laws, rules and regulations.
5.23	Citizens Information Supplied.
The information relating to Citizens and any Citizens Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.
5.24	Internal Controls.
The records, systems, controls, data and information of Citizens and the Citizens Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Citizens or the Citizens Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described in the following sentence.  Citizens and the Citizens Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.  Citizens (i) has designed and implemented disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to it and the Citizens Subsidiaries is made known to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act (the “SOX Act”).

5.24.1            Citizens has previously disclosed, based on its most recent evaluation before the date hereof, to its auditors and the audit committee of the Board of Directors of Citizens; (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Citizens’ ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.  These disclosures were made in writing by management to Citizens’ auditors and audit committee and a copy has been previously made available to MidCoast. To the Knowledge of Citizens, there is no reason to believe that Citizens’ outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the SOX Act, without qualification, when next due.
5.24.2            Since December 31, 2018, (i) neither Citizens nor any of the Citizens Subsidiaries nor, to its Knowledge, any director, officer, employee, auditor, accountant or representative of Citizens or any of the Citizens Subsidiaries has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of it or any of its subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that it or any of its subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Citizens or any of the Citizens Subsidiaries, whether or not employed by it or any of the Citizens Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Citizens or any of its officers, directors, employees or agents to its Board of Directors or any committee thereof or to any of its directors or officers.

5.25	Citizens Common Stock.
The shares of Citizens Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.
5.26	Available Funds; Authorized Common Stock.
Immediately before the Effective Time, Citizens will have sufficient cash and authorized common stock reserved to pay the aggregate Merger Consideration as required by Section 3.3.
5.27	Securities Documents.
Citizens has filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and information statements or other filings (“Citizens SEC Reports”) required to be filed by it with the SEC since January 1, 2016.  As of their respective dates, the Citizens SEC Reports complied with the requirements of the Exchange Act or the Securities Act, as applicable, and the applicable rules and regulations of the SEC promulgated thereunder, in all material respects.  As of their respective dates and as of the date any information from the Citizens SEC Reports has been incorporated by reference into any SEC Report, the Citizens SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein made, in light of the circumstances under which they were made, not misleading.  Citizens has filed all material contracts, agreements and other documents or instruments required to be filed as exhibits to the Citizens SEC Reports. As of the date of this Agreement, no executive officer of Citizens has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the SOX Act. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Citizens SEC Reports.
5.28	Privacy.
Citizens and each of its Subsidiaries (i) has collected Personal Information in material compliance with all applicable Privacy Laws; (ii) has the requisite consent or other authority under all applicable laws regarding the collection, use, storage, disclosure, or other processing of Personal Information to use, disclose, store, and otherwise process Personal Information, which consent or other authority is sufficient for the business as currently conducted and (iii) has taken all steps in accordance with normal industry practices to secure the business data related to Citizens’ business from unauthorized access or unauthorized use by any Person. No communication from any Governmental Entity with respect to or alleging non-compliance with any law regarding the collection, use, storage, disclosure or other processing of Personal Information has been received by Citizens or any of its Subsidiaries. A copy of all internally or externally prepared reports or audits that describe or evaluate the information security procedures of Citizens, all material policies related thereto and any failures to comply therewith have been provided to MidCoast. To Citizens’ Knowledge, there has been no unauthorized access gained by any Person to Personal Information held or collected by Citizens, its employees, or third party contractors in the course of conducting Citizens’ business.

5.29	Interim Operations of Newco.
Newco will be formed immediately before the Effective Time as a corporation or other legal entity under the laws of the Commonwealth of Pennsylvania solely for the purpose of engaging in the transactions contemplated by this Agreement and will not engage in any business activities or conduct any operations other than in connection with the transactions contemplated hereby.  The execution and delivery of the Joinder Agreement by Newco, and the completion by Newco of the transactions contemplated hereby, including the Merger, shall have been duly and validly approved by the Board of Directors of Newco and by Citizens in its capacity as the sole shareholder of Newco.  Upon execution and delivery of the Joinder Agreement, this Agreement will have been duly and validly executed and delivered by Newco, and subject to MidCoast Shareholder Approval and the receipt of the Regulatory Approvals, and assuming due and valid execution and delivery of this Agreement by MidCoast, shall constitute the valid and binding obligation of Newco, enforceable against Newco in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.
ARTICLE VI
COVENANTS OF MIDCOAST
6.1	Conduct of Business.
6.1.1            Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of Citizens, which consent (which may include consent via electronic mail) will not be unreasonably withheld, conditioned or delayed, MidCoast will: operate its business only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would: (i) materially adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain the Regulatory Approvals, (ii) materially adversely affect its ability to perform its covenants and agreements under this Agreement or (iii) result in the representations and warranties contained in Article IV of this Agreement not being true and correct on the date of this Agreement or at any future date on or before the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied.
6.1.2            Negative Covenants.  MidCoast agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement or consented to by Citizens in writing, which consent (which may include consent via electronic mail) will not be unreasonably withheld, conditioned or delayed, it will not:
(A)      take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Code Section 368(a);
(B)      change or waive any provision of its articles of incorporation (or equivalent governing document) or bylaws, except as required by law;
(C)      issue any shares of capital stock, including MidCoast Common Stock (other than pursuant to the issuance of shares upon the exercise of MidCoast Stock Options or MidCoast Warrants outstanding as of the date hereof), or issue, grant or modify any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock (except that, with respect only to the MidCoast Warrants outstanding as of the date hereof, MidCoast may extend the expiration date of such MidCoast Warrants to a date that is after the Closing Date), or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock of MidCoast;

(D)      enter into, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation) in excess of $25,000, except as contemplated by this Agreement;
(E)      apply to open or close any, or open or close any, branch or automated banking facility;
(F)      increase salary or wages, grant or agree to pay any bonus (discretionary or otherwise) or severance or termination pay to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers, employees or consultants, except: (i) as may be required pursuant to commitments existing on the date hereof and set forth on MidCoast Disclosure Schedules 4.9.1 and 4.13.1 or as required pursuant to this Agreement; (ii) for bonuses, incentive payments and salary adjustments in the ordinary course of business consistent with past practice; or (iii) as otherwise contemplated by this Agreement.  MidCoast shall not hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $40,000; provided, however, that MidCoast may hire at-will, non-officer employees at an annual compensation rate not to exceed $30,000 to fill vacancies that may from time to time arise in the ordinary course of business; provided, further, that MidCoast shall not hire any new employee without first seeking to fill any position internally;
(G)      enter into or, except as may be required by law or any such plan or agreement or by the terms of this Agreement and the transactions contemplated herein, modify any pension, retirement, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees, or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business and consistent with past practice;
(H)      merge or consolidate MidCoast with any other Person; sell or lease all or any substantial portion of the assets or business of MidCoast; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between MidCoast and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; incur deposit liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice and in keeping with prevailing competitive rates; permit the revocation or surrender by MidCoast of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office;
(I)      except for transactions with the FHLB, subject any asset of MidCoast to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, pledges in connection with acceptance of governmental deposits, and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

(J)      change its method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or regulatory accounting principles or by any Bank Regulator responsible for regulating MidCoast;
(K)      waive, release, grant or transfer any rights of value or modify or change any existing indebtedness to which MidCoast is a party other than in the ordinary course of business consistent with past practice;
(L)      increase its investment securities portfolio above the amount set forth in its fiscal year 2019 budget provided to Citizens;
(M)      subject to subsection (L), purchase any securities except securities: (i) rated “A” or higher by either Standard & Poor’s Ratings Services or Moody’s Investors Service, and (ii) having a duration of not more than three (3) years;
(N)      except for commitments issued before the date of this Agreement which have not yet expired and which have been disclosed on MidCoast Disclosure Schedule 6.1.2(N), and except for the renewal of existing lines of credit and existing term loans, (i) make or acquire any new loan or other credit facility commitment (including without limitation, loan participations, lines of credit and letters of credit) in excess of $500,000 or (ii) make or acquire any new loan or other credit facility commitment (including without limitation, loan participations, lines of credit and letters of credit) in any amount that would result in a lending relationship to a borrower or an affiliated group of borrowers in excess of $500,000;
(O)      enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;
(P)      enter into any futures contracts, options, interest rate caps, interest rate floors, interest rate exchange agreements or other agreements or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;
(Q)      except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance hereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;
(R)      make any change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other banking policies except as may be required by changes in applicable law or regulations, GAAP or regulatory accounting principles or by a Bank Regulator;
(S)      except for the execution of this Agreement, and the transactions contemplated hereby and any terminations of employment, take any action that would give rise to an acceleration of the right to payment to any individual under any MidCoast Benefit Plan;
(T)      make any capital expenditures in excess of $15,000 individually or $25,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and as set forth on MidCoast Disclosure Schedule 6.1.2(T).

(U)      purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;
(V)      except for existing commitments to sell any participation interest in any loan, sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) unless Citizens has been given the first opportunity and a reasonable time to purchase any loan participation being sold, or purchase any participation interest in any loan other than purchases of participation interests from Citizens;
(W)      undertake or enter into any lease, contract or other commitment for its account, other than in the ordinary course of providing credit to customers as part of its banking business, involving a payment by MidCoast of more than $35,000 annually, or containing any financial commitment extending beyond twelve (12) months from the date hereof;
(X)      pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;
(Y)      except as set forth in MidCoast Disclosure Schedule 6.1.2(Y), foreclose upon or take a deed or title to any commercial real estate without having a Phase I environmental assessment of the property conducted as of a reasonably current date and, if such Phase I environmental assessment of the property indicates the presence of Materials of Environmental Concern, providing notice to Citizens thereof before final sale;
(Z)      purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;
(AA)                    issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Citizens and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of Citizens (which shall not be unreasonably withheld, conditioned or delayed) or issue any broadly distributed communication of a general nature to customers without the prior approval of Citizens (which shall not be unreasonably withheld, conditioned or delayed), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;
(BB)                    make, change or rescind any material election concerning Taxes or Tax Returns, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain any Tax ruling; or
(CC)                    enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.
6.2	Current Information.
6.2.1            During the period from the date of this Agreement to the Effective Time, MidCoast will cause one or more of its representatives to confer with representatives of Citizens to inform Citizens regarding MidCoast’s operations at such times as Citizens may reasonably request.  MidCoast will promptly notify Citizens of any material change in the ordinary course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving MidCoast.  Without limiting the foregoing, senior officers of Citizens and MidCoast shall meet monthly to review, to the extent permitted by applicable law, the financial and operational affairs of MidCoast, and MidCoast shall give due consideration to Citizens’ input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, Citizens shall not under any circumstance be permitted to exercise control of MidCoast or any MidCoast Subsidiary before the Effective Time.

6.2.2            MidCoast and Citizens shall cooperate regarding a plan for the conversion of data processing and related electronic informational systems of MidCoast to those used by Citizens, which planning shall include, but not be limited to, discussion of the possible termination by MidCoast of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by MidCoast in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that MidCoast shall not be obligated to take any such action before the Effective Time and, unless MidCoast otherwise agrees and provided it is permitted by applicable law, no conversion shall take place before the Effective Time.  Citizens shall indemnify MidCoast for any reasonable out-of-pocket fees, expenses, or charges that MidCoast or any MidCoast Subsidiary may incur as a result of taking, at the request of Citizens or any Citizens Subsidiary, any action to facilitate the conversion.
6.2.3            MidCoast shall provide Citizens, within fifteen (15) Business Days of the end of each calendar month, a written list of nonperforming assets (the term “nonperforming assets,” for purposes of this subsection, means (i) loans that are “troubled debt restructuring” as defined in Accounting Standards Codification 310-40, (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans thirty (30) days or more past due as to principal and interest as of the end of such month and (v) and impaired loans.  On a monthly basis, MidCoast shall provide Citizens with a schedule of all (x) loan grading changes and (y) loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.  MidCoast will promptly prepare and provide Citizens with the minutes of all MidCoast officer and director loan committee meetings.
6.2.4            MidCoast shall promptly inform Citizens, to the extent permitted by applicable law, upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of MidCoast under any labor or employment law.
6.3	Access to Properties and Records.
Subject to Section 11.1, MidCoast shall permit Citizens access upon reasonable notice and at reasonable times to its properties, and shall disclose and make available to Citizens during normal business hours all of its books and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ and shareholders’ meetings (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter that MidCoast reasonably determines should be kept confidential), organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Citizens may have a reasonable interest; provided, however, that MidCoast shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in MidCoast’s reasonable judgment, would interfere with the normal conduct of MidCoast’s business or would violate or prejudice the rights or business interests or confidences of any customer or other Person or entity or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or contravene any applicable law.  MidCoast shall provide and shall request its auditors to provide Citizens with such historical financial information regarding it (and related audit reports and consents) as Citizens may reasonably request for Securities Law disclosure purposes.  Citizens shall use commercially reasonable efforts to minimize any interference with MidCoast’s regular business operations during any such access to MidCoast’s property, books and records.  MidCoast shall permit Citizens, at Citizens’ expense, to (i) cause a Phase I environmental assessment to be performed at any physical location owned or occupied by MidCoast and (ii) cause an appraisal to be performed in respect of any real property owned by MidCoast.

6.4	Financial and Other Statements.
6.4.1            Promptly upon receipt thereof, MidCoast will furnish to Citizens copies of each annual, interim or special audit of the financial statements of MidCoast made by its independent certified public accountants and copies of all internal control reports submitted to MidCoast by such accountants, or by any other accounting firm rendering internal audit services, in connection with each annual, interim or special audit of the financial statements of MidCoast made by such accountants.
6.4.2            As soon as reasonably available, but in no event later than the date such documents are filed with the FDIC or the Commissioner’s Office, MidCoast will deliver to Citizens the MidCoast Regulatory Report filed by MidCoast.  Within twenty-five (25) days after the end of each month, MidCoast will deliver to Citizens a balance sheet and a statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices, as well as a month-end and year to date comparison to budget.
6.4.3            With reasonable promptness, MidCoast will furnish to Citizens such additional financial data that MidCoast possesses and as Citizens may reasonably request, including without limitation, detailed monthly financial statements and loan reports and detailed deposit reports.
6.5	Maintenance of Insurance.
MidCoast shall use commercially reasonable efforts to maintain insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business, with such coverage and in such amounts not less than that maintained by MidCoast as of the date of this Agreement and set forth on MidCoast Disclosure Schedule 4.10.3.  MidCoast will promptly inform Citizens if MidCoast receives notice from an insurance carrier that (i) an insurance policy will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to any policy of insurance will be substantially increased.
6.6	Disclosure Supplements.
From time to time before the Effective Time, MidCoast will promptly supplement or amend the MidCoast Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such MidCoast Disclosure Schedule or which is necessary to correct any information in such MidCoast Disclosure Schedule which has been rendered materially inaccurate thereby.  No supplement or amendment to such MidCoast Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

6.7	Consents and Approvals of Third Parties.
MidCoast shall use its commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons or entities necessary for the consummation of the transactions contemplated by this Agreement.
6.8	All Reasonable Efforts.
Subject to the terms and conditions herein provided, MidCoast agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement.
6.9	Failure to Fulfill Conditions.
If MidCoast determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Citizens.
6.10	No Solicitation.
From and after the date hereof until the termination of this Agreement, MidCoast shall not, and shall not authorize or permit any of its officers, directors, employees, representatives, agents and affiliates (including, without limitation, any investment banker, attorney or accountant retained by MidCoast), directly or indirectly, to initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or agree to or endorse any Acquisition Proposal; provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of MidCoast from (i) complying with its disclosure obligations under federal or state law; or (ii) before the time that the MidCoast Shareholders Meeting has occurred, furnishing information to, or engaging in discussions or negotiations with, any Person that makes an Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of MidCoast determines in good faith (after consultation with its financial and legal advisors), taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, that such proposal, if consummated, is reasonably likely to result in a transaction more favorable to MidCoast’s shareholders from a financial point of view than the Merger; and (B) such Acquisition Proposal was not solicited by MidCoast and did not otherwise result from a breach of this Section 6.10 by MidCoast (such proposal that satisfies clauses (A) and (B) being referred to herein as a “Superior Proposal”); and provided, further, nothing contained in this Agreement shall prohibit MidCoast from (i) issuing a “stop-look-and-listen communication” pursuant to Rule 14d-9(f) or taking and disclosing to its shareholders a position as required by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or (ii) otherwise disclosing any information to its shareholders that the Board of Directors of MidCoast determines in good faith (after consultation with its outside legal counsel) that it is required to disclose in order to not breach its fiduciary duties to MidCoast’s shareholders under applicable law, subject to compliance with the requirements of this Section 6.10.  MidCoast shall promptly, but in no event later than two (2) Business Days after receipt, notify Citizens of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with MidCoast or any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. In addition, before furnishing any information to, or engaging in discussions or negotiations with, any such Person, MidCoast shall receive from such Person an executed confidentiality agreement in form and substance identical, in all material respects, to the Confidentiality Agreement.  For purposes of this Agreement, “Acquisition Proposal” shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving MidCoast: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of MidCoast in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of MidCoast or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

6.11	MidCoast 401(k) Plan Termination.
The MidCoast 401(k) Plan shall be terminated immediately before the Effective Time (the “MidCoast 401(k) Plan Termination Date”).  As soon as practicable, MidCoast shall file or cause to be filed all necessary documents with the IRS for a determination letter that the termination of the Plan as of the 401(k) Plan Termination Date will not adversely affect the MidCoast 401(k) Plan’s qualified status.  As soon as practicable following receipt of a favorable determination letter from the IRS regarding the qualified status of the MidCoast 401(k) Plan upon termination, but in no event prior to the effective date of termination of the Plan, the account balances in the MidCoast 401(k) Plan shall be distributed to participants and beneficiaries or transferred to an eligible tax-qualified plan or individual retirement account as a participant or beneficiary may direct.  MidCoast shall adopt the necessary amendments and board resolutions to effect the provisions of this Section 6.11.
6.12	Shareholder Litigation.
MidCoast shall promptly notify Citizens of any shareholder litigation against MidCoast and/or its directors or Affiliates relating to the transactions contemplated by this Agreement and shall give Citizens the opportunity to participate at its own expense in the defense or settlement of any such litigation.  No such settlement shall be agreed to without Citizens’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
6.13	Fiserv Contract Termination.
MidCoast shall terminate the Fiserv contract to which it is a party immediately before the Closing Date, unless Citizens directs otherwise in writing.
6.14	Bylaw Amendment.
Before the mailing date of the Proxy Statement-Prospectus, the MidCoast Board of Directors shall amend Section 1.06(b) of MidCoast’s Bylaws, relating to the quorum requirement for a special meeting of shareholders, to substitute fifty percent (50%) for the existing sixty percent (60%); it being understood that the remainder of said Section 1.06(b) shall remain unchanged in every other respect.
ARTICLE VII
COVENANTS OF CITIZENS
7.1	Conduct of Business.
7.1.1            Covenants of Citizens.
(A)      During the period from the date of this Agreement to the Effective Time, except with the written consent of MidCoast, which consent will not be unreasonably withheld, conditioned or delayed, Citizens will, and it will cause each Citizens Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable best efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would (i)  change or waive any provision of its articles of incorporation or bylaws in any way adverse to the rights of MidCoast shareholders, except as required by law; (ii) materially adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals or consummate the Merger; (iii) materially adversely affect its ability to perform its covenants and agreements under this Agreement;  (iv) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or before the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied; or (v) prevent or impede, or be reasonably likely to prevent or impede, the Merger from qualifying as a reorganization within the meaning of Code Section 368(a).

(B)      Before the Effective Time, Citizens shall deposit, or shall cause to be deposited, with the Exchange Agent the Exchange Fund.
(C)      Citizens agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement or consented to by MidCoast in writing, which consent (which may include consent via electronic mail) will not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each of the Citizens Subsidiaries not to issue any shares of Citizens Common Stock, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, except that Citizens may issue shares of Citizens Common Stock (i) upon the valid exercise of presently outstanding options to acquire Citizens Common Stock and options that may be granted, (ii) to fund dividend reinvestment, (iii) to fund purchases under its employee stock purchase plan, and (iv) to grant restricted stock awards.
(D)        Citizens will promptly notify MidCoast of any material change in the ordinary course of its business or in the operations of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating the same may be contemplated), or the institution or the threat of material litigation involving Citizens or any Citizens Subsidiary.
(E)      Citizens shall provide MidCoast, upon request and within fifteen (15) Business Days of the end of each calendar month, a written list of nonperforming assets (the term “nonperforming assets,” for purposes of this subsection, means (i) loans that are “troubled debt restructuring” as defined in Accounting Standards Codification 310-40, (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans thirty (30) days or more past due as to principal and interest as of the end of such month and (v) and impaired loans.
(F)        Before the Effective Time, Citizens shall cause Newco to be duly formed and make the Contribution.
7.2	Access to Properties and Records.
Subject to Section 11.1, Citizens shall permit MidCoast access upon reasonable notice and at reasonable times to its properties and those of the Citizens Subsidiaries, and shall disclose and make available to MidCoast during normal business hours all of its books and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ and shareholders’ meetings (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter that Citizens reasonably determines should be kept confidential), organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which MidCoast may have a reasonable interest; provided, however, that Citizens shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in Citizens’ reasonable judgment, would interfere with the normal conduct of Citizens’ business or would violate or prejudice the rights or business interests or confidences of any customer or other Person or entity or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or contravene any applicable law.

7.3	Financial and Other Statements.
7.3.1            Promptly upon receipt thereof, Citizens will furnish to MidCoast copies of each annual, interim or special audit of the financial statements of Citizens and the Citizens Subsidiaries made by its independent registered public accountants and copies of all internal control reports submitted to Citizens by such accountants, or by any other accounting firm rendering internal audit services, in connection with each annual, interim or special audit of the financial statements of Citizens and the Citizens Subsidiaries made by such accountants.
7.3.2            As soon as reasonably available, but in no event later than the date such documents are filed with the PDOB, FDIC or FRB, Citizens will deliver to MidCoast the Citizens Regulatory Report filed by Citizens or FCCB.  Within twenty-five (25) days after the end of each month, Citizens will deliver to MidCoast a consolidating balance sheet and a consolidating statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices, as well as a month-end and year to date comparison to budget.
7.3.3            With reasonable promptness, Citizens will furnish to MidCoast such additional financial data that Citizens possesses and as MidCoast may reasonably request, including without limitation, detailed monthly financial statements and loan reports and detailed deposit reports.
7.4	Maintenance of Insurance.
Citizens shall use commercially reasonable efforts to maintain insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business, with such coverage and in such amounts not less than that maintained by Citizens as of the date of this Agreement and set forth on Citizens Disclosure Schedule 5.10.3.  Citizens will promptly inform MidCoast if Citizens receives notice from an insurance carrier that (i) an insurance policy will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to any policy of insurance will be substantially increased.

7.5	Disclosure Supplements.
From time to time before the Effective Time, Citizens will promptly supplement or amend the Citizens Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Citizens Disclosure Schedule or which is necessary to correct any information in such Citizens Disclosure Schedule which has been rendered materially inaccurate thereby.  No supplement or amendment to such Citizens Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

7.6	Consents and Approvals of Third Parties.
Citizens shall use its commercially reasonable efforts, and shall cause each Citizens Subsidiary to use its commercially reasonable efforts, to obtain as soon as practicable all consents and approvals of any other Persons necessary for the consummation of the transactions contemplated by this Agreement.
7.7	All Reasonable Efforts.
Subject to the terms and conditions herein provided, Citizens agrees to use and agrees to cause each Citizens Subsidiary to use its best efforts in good faith to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.
7.8	Failure to Fulfill Conditions.
If Citizens determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify MidCoast.
7.9	Employee Matters.
7.9.1            Except as otherwise provided in this Agreement, Citizens will review all the MidCoast Benefit Plans to determine whether to maintain, terminate or continue such plans after the Effective Time.  If reasonably requested by Citizens in writing not later than ten (10) days before the Closing Date and provided that Citizens has indicated in writing that the conditions to its obligations set forth in Section 9.2 hereof have been satisfied or waived, MidCoast shall take such steps within its power to effectuate or initiate a freeze or termination of any MidCoast Benefit Plan as of the Effective Time.  If any MidCoast Benefit Plan is frozen or terminated at the request of Citizens, Citizens will use best efforts so that the former employees of MidCoast who become employees of Citizens or FCCB after the Effective Time (the “Continuing Employees”) will become eligible to participate in any Citizens Benefit Plan of similar character available to new employees of Citizens or FCCB, to extent one exists (other than the First Citizens Community Bank Account Balance Pension Plan, as amended and restated, and other than any Citizens or Citizens Subsidiary nonqualified deferred compensation plan, employment agreement, change in control agreement or equity incentive plan or other similar-type of arrangement).  Continuing Employees who become participants in a Citizens Benefits Plan shall, for purposes of determining eligibility for and any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of MidCoast before the Effective Time.  This Agreement shall not be construed to limit the ability of Citizens or FCCB from and after the Effective Time to terminate the employment of any employee of MidCoast or to review any MidCoast Benefit Plan from time to time and to make such changes (including terminating any such plan) as they deem appropriate.  Except to the extent of commitments herein or other contractual commitments, if any, specifically made or assumed by Citizens hereunder or by operation of law, Citizens or any Citizens Subsidiary shall have no obligation arising from and after the Effective Time to continue in its employ or in any specific job or to provide to any specified level of compensation or any incentive payments, benefits or perquisites to any Person who is an employee of MidCoast as of the Effective Time.
7.9.2            Citizens shall honor the terms of the employment and change in control severance agreements listed on MidCoast Disclosure Schedule 4.13.1 unless superseded by an agreement entered into with Citizens or any Citizens Subsidiary.  The estimated amounts payable under such employment and change in control severance agreements are provided in MidCoast Disclosure Schedule 4.13.1.  The amounts payable under such employment and change in control severance agreements shall be paid by MidCoast immediately before the Effective Time as directed by Citizens.

7.9.3            Citizens agrees to cause Citizens or MidCoast to provide severance pay, as set forth below, to any current employee of MidCoast or any MidCoast Subsidiary (excluding any employee of MidCoast or MidCoast Subsidiary who is a party to an employment agreement, change-in-control agreement or any other agreement that provides for severance payments) whose employment is terminated by MidCoast before the Effective Time at the request of Citizens or by Citizens within one year beyond the Effective Time because the employee's position is eliminated or the employee is not offered or retained in comparable employment (i.e., a position with no reduction in base pay, or scheduled hours, and where the employee is not required to commute more than 30 additional miles than the employee's present commute), excluding any employee who has accepted an offer from Citizens of noncomparable employment and also excluding any employee whose employment is terminated for “cause” (as defined below). The severance pay to be provided by MidCoast or Citizens under this provision shall equal two weeks “base pay” (as defined below) for each full year of service (including service with MidCoast and Citizens and any subsidiary of each), with a minimum of four (4) weeks and a maximum of twenty-six (26) weeks of base pay.  For purposes of this provision, the term “base pay” means (A) with respect to a salaried employee, the employee's annual base salary before any pre-tax deductions, and (B) with respect to an hourly employee, the employee's total scheduled hours (prorated, as appropriate) before any pre-tax deductions for the twelve (12) full calendar months preceding the month in which the Effective Time occurs, including base salary and overtime pay.  Also, for purposes of this provision, the term “cause” means termination because of material neglect of or material refusal to perform, other than as a result of sickness, accident or similar cause beyond an employee's reasonable control, any duty or responsibility as an employee of MidCoast or Citizens; dishonesty with respect to MidCoast or Citizens or the commission of any crime (other than minor traffic violations); or any material misconduct or material neglect of duties by the employee in connection with the business or affairs of MidCoast or Citizens. The foregoing definition of “cause” is in no way intended to limit or qualify the right of MidCoast or Citizens to terminate any person's employment for any reason. Employees receiving severance payments will be required to execute appropriate release of claims documents.
7.9.4            In the event of any termination of any MidCoast health plan or consolidation of any such plan with any Citizens or FCCB health plan, Citizens shall make available to Continuing Employees and their dependents employer-provided health coverage on the same or similar basis as it provides such coverage to Citizens and FCCB employees.  Unless a Continuing Employee affirmatively terminates coverage under a MidCoast health plan before the time that such Continuing Employee becomes eligible to participate in the Citizens health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the MidCoast health plans before the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Citizens or FCCB and their dependents.  In the event of a termination or consolidation of any MidCoast health plan, terminated employees of MidCoast and qualified beneficiaries will have the right to continued coverage under group health plans of Citizens in accordance with COBRA.
7.9.5            Advisory Board.  Citizens (or FCCB) will establish a regional corporate board for MidCoast’s market area (the “Advisory Board”), which will include an invitation for a majority of the members of the Board of Directors of MidCoast serving immediately before the Effective Time.  Citizens will consult with the MidCoast Board of Directors about the composition of the Advisory Board.  Citizens will evaluate the members of the Advisory Board and may consider one of its members for appointment to the Citizens Board of Directors after the first anniversary of the Closing Date.

7.9.6            Retention Agreements.  Concurrently with the execution of this Agreement, FCCB has entered into retention agreements with each of William J. Lattanzio, Jeremy J. Abelson, José Colon, Kevin Esslinger and Jeffrey Flanders, to be effective as of the Effective Time, in the forms set forth in Citizens Disclosure Schedule 7.9.6.
7.9.7            Consulting Agreement.  Concurrently with the execution of this Agreement, FCCB has entered into a settlement and consulting agreement with Eric G. Hoerner, to be effective as of the Effective Time, in the form set forth in Citizens Disclosure Schedule 7.9.7.
7.10	Directors and Officers Indemnification and Insurance.
7.10.1            For six (6) years following the Effective Time, Citizens shall maintain directors’ and officers’ liability insurance covering the persons who are presently covered by MidCoast’s current directors’ and officers’ liability insurance policy with respect to actions, omissions, events or matters occurring before the Effective Time on terms which are at least substantially equivalent to the terms of said current policy; provided, however, that in no event shall Citizens be required to expend annually pursuant to this Section 7.10.1 more than an amount equal to 250% of the current annual amount expended by MidCoast with respect to such insurance, as set forth on MidCoast Disclosure Schedule 7.10.1 (the “Maximum Amount”); provided, further, that if the amount of the aggregate premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Citizens shall maintain the most advantageous policies of directors and officers insurance obtainable for an annual premium equal to the Maximum Amount.  In lieu of the foregoing, Citizens, or MidCoast upon the consent of Citizens, which consent will not be unreasonably withheld, may obtain at or before the Effective Time a prepaid “tail” policy providing single limit equivalent coverage to that described in the preceding sentence for a premium cost not to exceed 250% of the annual premium most recently paid by MidCoast.  In connection with the foregoing, MidCoast agrees in order for Citizens to fulfill its agreement to provide directors’ and officers’ liability insurance policies for six (6) years to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.
7.10.2            In addition to Section 7.10.1, Citizens shall, from and for six (6) years following the Effective Time, to the fullest extent permitted under applicable law and the current provisions of the articles of incorporation and bylaws (or comparable organizational documents) of MidCoast (to the extent not prohibited by federal law), indemnify, defend and hold harmless each Person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of MidCoast (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Citizens, which consent shall not be unreasonably withheld, conditioned or delayed) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each, a “Claim”) in which an Indemnified Party is or is threatened to be made a party or witness in whole or in part or arising in whole or in part out of the fact that such Person is or was an officer or director of MidCoast or was before the Effective Time serving at the request of any such party as a director, officer, employee, trustee or partner of another Person or benefit plan if such Claim pertains to any matter of fact arising, existing, or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time.  Any Indemnified Party wishing to claim indemnification under this Section 7.10.2 upon learning of any Claim, shall notify Citizens (but the failure so to notify Citizens shall not relieve it from any liability which it may have under this Section 7.10.2, except to the extent such failure materially prejudices Citizens).  In the event of any such Claim (whether arising before or after the Effective Time) (1) Citizens shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption Citizens shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Citizens elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between Citizens and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and Citizens shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) except to the extent otherwise required due to conflicts of interest, Citizens shall be obligated pursuant to this paragraph to pay for only one (1) firm of counsel for all Indemnified Parties unless there is a conflict of interest that necessitates more than one law firm, and (3) Citizens shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).  Citizens shall also advance expenses as incurred in each case upon receipt of an undertaking from the Indemnified Party to repay such advanced expenses if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder.

7.10.3            If either Citizens or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Citizens shall assume the obligations set forth in this Section 7.10.
7.10.4            The obligations of Citizens provided under this Section 7.10 are intended to be enforceable against Citizens directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Citizens.
7.11	Reservation of Stock.
Citizens agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of Citizens Common Stock to fulfill its obligations under this Agreement.
7.12	Communications to MidCoast Employees; Training.
Citizens and MidCoast agree that as promptly as practicable following the execution of this Agreement, meetings with employees of MidCoast shall be held at such locations as Citizens and MidCoast shall mutually agree, provided that representatives of MidCoast shall be permitted to attend such meetings.  Citizens and MidCoast shall mutually agree in advance as to the scope and content of all communications to the employees of MidCoast regarding this Agreement and the transactions contemplated thereunder.  At mutually agreed upon times following execution of this Agreement, representatives of Citizens shall be permitted to meet with the employees of MidCoast to discuss employment opportunities with Citizens, provided that representatives of MidCoast shall be permitted to attend any such meeting.  From and after the first date on which all Regulatory Approvals (and waivers, if applicable) and the MidCoast Shareholder Approval (disregarding any waiting period) have been obtained, Citizens shall also be permitted to conduct training sessions outside of normal business hours or at other times as MidCoast may agree, with the employees of MidCoast and may conduct such training seminars at any branch location of MidCoast; provided that Citizens will in good faith attempt to schedule such training sessions in a manner which does not unreasonably interfere with MidCoast’s normal business operations.

ARTICLE VIII
REGULATORY AND OTHER MATTERS
8.1	Meeting of Shareholders.
MidCoast will (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders as promptly as practicable after the Merger Registration Statement is declared effective by the SEC for the purpose of considering this Agreement and the Merger (the “MidCoast Shareholders Meeting”), except as otherwise provided in this section, (ii) subject to the following sentence, in connection with the solicitation of proxies with respect to the MidCoast Shareholders Meeting, have its Board of Directors recommend approval of this Agreement to the holders of MidCoast Common Stock; and (iii) cooperate and consult with Citizens with respect to each of the foregoing matters. The Board of Directors of MidCoast may fail to make the recommendation referred to in clause (ii) above, or withdraw, modify or change any such recommendation only if such Board of Directors, after having consulted with and considered the advice of its financial and legal advisors, has determined that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, would reasonably be likely to constitute a breach of the fiduciary duties of such directors under applicable law.
8.2	Proxy Statement-Prospectus; Merger Registration Statement.
8.2.1            For the purposes of (i) registering Citizens Common Stock to be offered to holders of MidCoast Common Stock in connection with the Merger with the SEC under the Securities Act, and (ii) holding the MidCoast Shareholders Meeting, Citizens shall prepare, and MidCoast shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws and the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by MidCoast to the MidCoast Shareholders, together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement-Prospectus”).  Citizens shall provide MidCoast and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus, and shall incorporate all appropriate comments thereto, before the time it is initially filed with the SEC or any amendments are filed with the SEC.  Each of Citizens and MidCoast shall use its best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and, in coordination with Citizens, MidCoast shall thereafter promptly mail the Proxy Statement-Prospectus to its shareholders.  The costs and expenses with respect to the registration statement filing fee, printing cost (including Edgarization), and mailing of the Proxy Statement-Prospectus shall be borne equally by Citizens and MidCoast. Citizens shall also use its best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and MidCoast shall furnish all information concerning MidCoast and the holders of MidCoast Common Stock as may be reasonably requested in connection with any such action.
8.2.2            Citizens shall, as soon as practicable, file the Merger Registration Statement with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement.  Citizens will advise MidCoast promptly after Citizens receives notice of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the registration of the shares of Citizens Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information, and Citizens will provide MidCoast with as many copies of such Merger Registration Statement and all amendments thereto promptly upon the filing thereof as MidCoast may reasonably request.

8.2.3            MidCoast and Citizens shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  In such event, MidCoast shall cooperate with Citizens in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and Citizens shall file an amended Merger Registration Statement with the SEC, and MidCoast shall mail an amended Proxy Statement-Prospectus to its shareholders.
8.3	Regulatory Approvals.
Each of MidCoast and Citizens will cooperate with the other and use reasonable efforts to promptly prepare and as soon as practicable following the date hereof file all necessary documentation to obtain all necessary permits, consents, waivers, approvals and authorizations of the Bank Regulators or any other third parties or Governmental Entities necessary to consummate the transactions contemplated by this Agreement.  MidCoast and Citizens will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or other statement made by or on behalf of MidCoast or Citizens to any Bank Regulator or Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. MidCoast shall have the right to review and approve in advance all characterizations of the information relating to MidCoast which appears in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity.  In addition, MidCoast and Citizens shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity before its filing.  MidCoast and Citizens will cooperate with each other and use their reasonable best efforts to address any conditions in any regulatory approval to allow for the consummation of the transactions contemplated by this Agreement.
ARTICLE IX
CLOSING CONDITIONS
9.1	Conditions to Each Party’s Obligations Under this Agreement.
The respective obligations of each party to effect the Closing shall be subject to the fulfillment at or before the Closing Date of the following conditions, none of which may be waived:
9.1.1            Shareholder Approval.  This Agreement and each transaction contemplated hereby requiring shareholder approval shall have been approved by the requisite vote of the holders of MidCoast Common Stock.
9.1.2            Injunctions.  None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.
9.1.3            Regulatory Approvals.  All Regulatory Approvals required to complete the Merger shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired and no such approval, authorization or consent shall include any condition or requirement that would result in a Material Adverse Effect on Citizens.

9.1.4            Effectiveness of Merger Registration Statement.  The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of Citizens Common Stock in the Merger is subject to the state securities or “blue sky” laws of any state, shall not be subject to a stop order of any state securities commissioner.
9.2	Conditions to the Obligations of Citizens under this Agreement.
The obligations of Citizens to affect the Closing shall be further subject to the satisfaction of the following conditions at or before the Closing Date, unless waived by Citizens:
9.2.1            Representations and Warranties.  Each of the representations and warranties of MidCoast set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), in any case subject to the standard set forth in Section 4.1; and MidCoast shall have delivered to Citizens a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of MidCoast as of the Closing Date.
9.2.2            Agreements and Covenants.  MidCoast shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or before the Effective Time, and Citizens shall have received a certificate signed on behalf of MidCoast by the Chief Executive Officer and Chief Financial Officer of MidCoast to such effect dated as of the Closing Date.
9.2.3            No Material Adverse Effect.  Since the date of this Agreement there shall not have occurred any event or circumstance that has had a Material Adverse Effect on MidCoast.
9.2.4            Tax Opinion.  Citizens shall have received an opinion of Luse Gorman, PC, counsel to Citizens, dated the Closing Date, to the effect that the Merger constitutes a reorganization under Code Section 368(a).  In rendering its opinion, such counsel may require and rely upon customary representations contained in certificates of officers of Citizens and MidCoast, reasonably satisfactory in form and substance to such counsel.
9.2.5            Dissenting Shares.  Dissenting Shares shall not constitute more than 10% of the outstanding shares of Citizens Class A Common Stock.
9.3	Conditions to the Obligations of MidCoast under this Agreement.
The obligations of MidCoast to affect the Closing shall be further subject to the satisfaction of the following conditions at or before the Closing Date, unless waived by MidCoast:
9.3.1            Representations and Warranties.  Each of the representations and warranties of Citizens set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), in any case subject to the standard set forth in Section 5.1; and Citizens shall have delivered to MidCoast a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of Citizens as of the Closing Date.

9.3.2            Agreements and Covenants.  Citizens shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or before the Effective Time, and MidCoast shall have received a certificate signed on behalf of Citizens by the Chief Executive Officer and Chief Financial Officer of Citizens to such effect dated as of the Closing Date.
9.3.3            No Material Adverse Effect.  Since the date of this Agreement there shall not have occurred any event or circumstance that has had a Material Adverse Effect on Citizens.
9.3.4            Tax Opinion.  MidCoast shall have received an opinion of Barley Snyder LLP, counsel to MidCoast, dated the Closing Date, to the effect that the Merger constitutes a reorganization under Code Section 368(a).  In rendering its opinion, such counsel may require and rely upon customary representations contained in certificates of officers of Citizens and MidCoast, reasonably satisfactory in form and substance to such counsel.
ARTICLE X
TERMINATION, AMENDMENT AND WAIVER
10.1	Termination.
This Agreement may be terminated at any time before the Closing Date, whether before or after approval of the Merger by the shareholders of MidCoast (except as otherwise indicated below):
10.1.1            By the mutual written agreement of Citizens and MidCoast;
10.1.2            By either Citizens, on the one hand, or MidCoast, on the other hand (provided, that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured before the Closing Date or shall not have been cured within thirty (30) days after written notice of such breach by the terminating party to the other party, conditioned upon the breaching party promptly commencing to cure the breach and thereafter continuing to cure the breach; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 10.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by MidCoast) or Section 9.3.1 (in the case of a breach of a representation or warranty by Citizens);
10.1.3            By either Citizens, on the one hand, or MidCoast, on the other hand (provided, that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured before the Closing Date or shall not have been cured within thirty (30) days after written notice of such failure by the terminating party to the other party, conditioned upon the breaching party promptly commencing to cure the breach and thereafter continuing to cure; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 10.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by MidCoast) or Section 9.3.2 (in the case of a breach of covenant by Citizens);

10.1.4            By either Citizens, on the one hand, or MidCoast, on the other hand, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Citizens, on the one hand, and MidCoast, on the other hand; provided, that no party may terminate this Agreement pursuant to this Section 10.1.4 if the failure of the Closing to have occurred on or before said date was due to such party’s breach of any representation, warranty, covenant or other agreement contained in this Agreement;
10.1.5            By either Citizens, on the one hand, or MidCoast, on the other hand, if the shareholders of MidCoast shall have voted at the MidCoast Shareholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve and adopt such transactions.
10.1.6            By either Citizens, on the one hand, or MidCoast, on the other hand, if (i) final action has been taken by a Bank Regulator whose approval is required in order to satisfy the conditions to the parties’ obligations to consummate the transactions contemplated hereby as set forth in Article IX, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, (ii) any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;
10.1.7            By Citizens, if MidCoast has received a Superior Proposal and MidCoast has entered into an acquisition agreement with respect to the Superior Proposal or the Board of Directors of MidCoast has withdrawn its recommendation of this Agreement, has failed to make such recommendation, or has modified or qualified its recommendation in a manner adverse to Citizens.
10.1.8            By MidCoast, if MidCoast has received a Superior Proposal and the Board of Directors of MidCoast has made a determination to accept such Superior Proposal; provided that MidCoast shall not terminate this Agreement pursuant to this Section 10.1.8 and enter into a definitive agreement with respect to the Superior Proposal until the expiration of five (5) Business Days following Citizens’ receipt of written notice advising Citizens that MidCoast has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the Person making the Superior Proposal and stating whether MidCoast intends to enter into a definitive agreement with respect to the Superior Proposal (a “Notice of Superior Proposal”).  After providing such Notice of Superior Proposal, MidCoast shall provide a reasonable opportunity to Citizens during the five (5)-day period to make such adjustments in the terms and conditions of this Agreement as would enable MidCoast to proceed with the Merger on such adjusted terms.  Any material amendment of such Superior Proposal shall require a new Notice of Superior Proposal and MidCoast shall be required to comply again with the requirements of this Section 10.1.8; provided, however, that references to the five (5) Business Day period above shall be deemed to be references to a two (2) Business Day period.
10.1.9            By the Board of Directors of MidCoast if it so determines by a majority vote of the members of the entire Board of Directors of MidCoast, at any time during the five-day period commencing on the Determination Date, such termination to be effective on the 30th day following such Determination Date only if both of the following conditions are satisfied:

(A)      The number obtained by dividing the Average Closing Price by the Starting Price (as defined below) (the “Citizens Ratio”) shall be less than 0.80; and
(B)      (x) the Citizens Ratio shall be less than (y) the number obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.20 from the quotient in this clause (B) (y) (such number in this clause (B) (y) that results from dividing the Final Index Price by the Index Price on the Starting Date being referred to herein as the “Index Ratio”);
subject, however, to the following three sentences: If MidCoast elects to exercise its termination right pursuant to this Section 10.1.9, it shall give written notice to Citizens (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, Citizens shall have the option to increase the consideration to be received by the holders of MidCoast Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth), or by providing, in whole or in part, the cash equivalent thereof (at the option of Citizens), to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the Citizens Ratio. If Citizens so elects within such five-day period, it shall give prompt written notice to MidCoast of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1.9 and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified.)
For purposes of this Section 10.1.9 the following terms shall have the meanings indicated:
“Average Closing Price” shall mean the average of the daily closing prices for the shares of Citizens Common Stock as reported on OTC Pink Market for the twenty (20) consecutive full trading days on which such shares are actually traded on the OTC Pink Market ending at the close of trading on the Determination Date.
“Determination Date” shall mean the later of (i) the first date on which all Requisite Regulatory Approvals (and waivers, if applicable, necessary for consummation of the Merger have been received (disregarding any waiting period), or (ii) the date of the MidCoast Shareholders Meeting.
“Final Index Price” means the sum of the Final Prices, as adjusted for the index weighting, of each company comprising the Index Group.
“Final Price” with respect to any company belonging to the Index Group, means the average of the daily closing sales prices of a share of common stock of such company (and if there is no closing sales price on any such day, then the mean between the closing bid and the closing asked prices on that day), as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the ten consecutive trading days immediately preceding the Determination Date.
“Index Group” means the KBW Nasdaq Banking Index.
“Index Price” means the sum of the per share closing sales price of the common stock of each company comprising the Index Group, as adjusted for the index weighting.
“Starting Date” shall mean September 18, 2019.

“Starting Price” means $58.00, adjusted in the same manner provided for the Index Group in the penultimate sentence of this Section 10.1.9.
If any company belonging to the Index Group declares or affects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 10.1.9.  If a company belonging to the Index Group announces a sale between the date of this Agreement and the Determination Date, such company shall be removed from the Index Group and the relative weighting of the remaining companies in the Index Group shall be appropriately adjusted.
10.2	Effect of Termination.
10.2.1            If this Agreement is terminated pursuant to any provision of Section 10.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 10.2, 11.1, 11.2, 11.4, 11.5, 11.6, 11.8, 11.9, 11.10, 11.11, and any other section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.
10.2.2            If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:
(A)      Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.
(B)      If this Agreement is terminated because of a willful and material breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.
(C)      As a condition to and in order to induce Citizens to enter into this Agreement, and to reimburse Citizens for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, MidCoast hereby agrees to pay Citizens, and Citizens shall be entitled to payment of, $1,200,000 (the “Termination Fee”) by wire transfer of same day funds on the earlier of (x) the date of termination or, if such date is not a Business Day, on the next following Business Day or (y) within three (3) Business Days after written demand for payment is made by Citizens, as applicable, following the occurrence of any of the events set forth below:
(i)	MidCoast terminates this Agreement pursuant to Section 10.1.8 or Citizens terminates this Agreement pursuant to Section 10.1.7; or
(ii)
If (a) a bona fide Acquisition Proposal has been publicly announced or otherwise made known to the senior management or Board of Directors of MidCoast, (b) thereafter, this Agreement is terminated (1) by Citizens pursuant to Section 10.1.2 or 10.1.3 because of a breach by MidCoast; (2) by Citizens pursuant to Section 10.1.4; or (3) by Citizens or MidCoast pursuant to Section 10.1.5 because of the failure of the shareholders of MidCoast to approve this Agreement at the MidCoast Shareholders Meeting and (c) within one (1) year after such termination, MidCoast enters into a definitive agreement relating to an Acquisition Proposal or consummates an Acquisition Proposal.

(D)      The parties acknowledge that the agreements contained in this Section 10.2.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement.  The amounts payable by MidCoast pursuant to this Section 10.2.2 constitute liquidated damages and not a penalty and shall be the sole and exclusive remedy of Citizens if this Agreement is terminated on the bases specified in such section.
10.3	Amendment, Extension and Waiver.
Subject to applicable law, at any time before the Effective Time (whether before or after approval thereof by the shareholders of MidCoast), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of MidCoast, there may not be, without further approval of such shareholders, any amendment of this Agreement which decreases the amount or value, or changes the form of, the Merger Consideration to be delivered to MidCoast’s shareholders pursuant to this Agreement.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Any termination of this Agreement pursuant to this Article X may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.
ARTICLE XI
MISCELLANEOUS
11.1	Confidentiality.
Except as specifically set forth herein, Citizens and MidCoast mutually agree to be bound by the terms of the Confidentiality Agreement, which are hereby incorporated herein by reference, and all information furnished by either party to the other party or its representatives pursuant hereto (including pursuant to Sections 6.2 and 6.3) shall be subject to, and the parties shall hold such information in confidence in accordance with, the provisions of the Confidentiality Agreement.  The parties hereto agree that the Confidentiality Agreement shall continue in accordance with their terms, notwithstanding the termination of this Agreement.
11.2	Public Announcements.
MidCoast and Citizens shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither MidCoast nor Citizens shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto provided, however, that nothing in this Section 11.2 shall be deemed to prohibit any party from making any disclosure which it deems necessary in order to satisfy such party’s disclosure obligations imposed by law.

11.3	Survival.
All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.
11.4	Notices.
All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by (i) receipted hand delivery, (ii) facsimile with confirmation of transmission, (iii) mailed by prepaid registered or certified mail (return receipt requested), or (iv) by recognized overnight courier addressed as follows:
If to MidCoast, to:	Eric G. Hoerner
Chief Executive Officer
MidCoast Community Bancorp, Inc.
1011 Centre Road, Suite 119
Wilmington, Delaware 19805

With required copy to:	Kimberly J. Decker, Esq.
Barley Snyder LLP
126 East King Street
Lancaster, Pennsylvania 17602

If to Citizens, to:	Randall E. Black
President and Chief Executive Officer
Citizens Financial Services, Inc.
15 South Main Street
Mansfield, Pennsylvania 16933

With required copy to:	Victor L. Cangelosi, Esq.
Thomas P. Hutton, Esq.
Luse Gorman, PC
5335 Wisconsin Avenue, NW
Suite 780
Washington, DC 20015

or such other address as shall be furnished in writing by any party.
11.5	Parties in Interest.
This Agreement and the Voting Agreements shall be binding upon and shall inure to the benefit of the parties hereto or thereto and their respective successors and assigns; provided, however, that neither this Agreement and the Voting Agreements nor any of the rights, interests or obligations hereunder or thereunder shall be assigned by any party hereto without the prior written consent of the other party.  Except for Sections 7.9 and 7.10 hereof nothing in this Agreement is intended to confer upon any Person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

11.6	Complete Agreement.
This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement, contains the entire agreement and understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.  This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreement) between the parties, both written and oral, with respect to its subject matter.
11.7	Counterparts.
This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.  A facsimile copy of a signature page or e-mail delivery of a “.pdf” format data file of a signature page shall each be deemed to be an original signature page.
11.8	Severability.
If any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
11.9	Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.
11.10	Interpretation.
When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article or Section of or Exhibit to this Agreement unless otherwise indicated.  The recitals hereto constitute an integral part of this Agreement.  References to sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.5.1” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”).  The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Preamble to this Agreement.  The parties have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
11.11	Specific Performance.
The parties hereto agree that irreparable damage would occur if the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, without the posting of bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.  Each party agrees that it will not seek and will agree to waive any requirement for the securing or posting of a bond in connection with the other party’s seeking or obtaining such relief.

11.12	Waiver of Trial by Jury.
The parties hereto hereby knowingly, voluntarily and intentionally waive the right any may have to a trial by jury in respect to any litigation based on, or rising out of, under, or in connection with this Agreement and any agreement contemplated to be executed in connection herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party in connection with such agreements.
11.13	Obligations of Newco.
Whenever this Agreement or the consummation of the Merger requires Newco to take any action, such requirement shall be deemed to include an undertaking on the part of Citizens to cause Newco to take such action and to guarantee of the performance thereof.
[Signature page immediately follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

CITIZENS FINANCIAL SERVICES, INC.

/s/ Randall E. Black
Randall E. Black
President and Chief Executive Officer

MIDCOAST COMMUNITY BANCORP, INC.

/s/ Eric G. Hoerner
Eric G. Hoerner
Chief Executive Officer

EXHIBIT A
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”), dated as of September ___, 2019, is entered into by and among MidCoast Community Bancorp, Inc., a Pennsylvania corporation (the “Purchaser”), Citizens Financial Services, Inc., a Pennsylvania corporation (the “Company”), and ____________, a shareholder of the Company (the “Shareholder”).  Each of the Purchaser, the Company and the Shareholder may be referred to in this Agreement as a “Party” and collectively as the “Parties.”
WHEREAS, pursuant to the terms of the Agreement and Plan of Merger (as the same may be amended or supplemented, the “Merger Agreement”), dated as of the date hereof, by and between the Purchaser and the Company, the Company will be merged with and into the Purchaser, with the Purchaser as the surviving corporation (the “Merger”);
WHEREAS, Schedule A hereto sets forth the number of shares of Class A common stock, no par value per share, of the Company (the “Company Common Stock”) with respect to which the Shareholder beneficially owns and has sole voting power (as such terms are used in Rule 13d-3 of the Exchange Act) (the “Existing Shares”); and
WHEREAS, as an inducement and a condition to the Purchaser and the Company to entering into the Merger Agreement, the Purchaser and the Company have required that the Shareholder, in his or her capacity as a shareholder of the Company, enter into this Agreement.
NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agrees as follows:
1.	Definitions. Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement.
2.
Voting Agreement. From the date hereof until the earlier of the Closing Date and the termination of the Merger Agreement in accordance with its terms (the “Support Period”), the Shareholder irrevocably and unconditionally hereby agrees, that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called, or in connection with any written consent of the Company’s shareholders, the Shareholder shall (i) appear at such meeting or otherwise cause all of the Existing Shares, and other shares of Company Common Stock over which he or she has acquired beneficial ownership and sole voting power (as such terms are used in Rule 13d-3 of the Exchange Act) after the date hereof (including any shares of Company Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Company Common Stock or warrants or the conversion of any convertible securities or otherwise) (collectively, the “New Shares” and, together with the Existing Shares, the “Shares”), which he or she beneficially owns and with respect to which he or she has sole voting power (as such terms are used in Rule 13d-3 of the Exchange Act) as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s shareholders to a later date if there are insufficient votes to adopt the Merger Agreement, (C) against any action or proposal in favor of an Acquisition Proposal, without regard to the terms of such Acquisition Proposal, and (D) against any action, proposal, transaction or agreement that would reasonably be likely to (1) result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Shareholder contained in this Agreement, or (2) prevent, materially impede or materially delay the Company’s or the Purchaser’s ability to consummate the transactions contemplated by the Merger Agreement, including the Merger; provided, that the foregoing applies solely to Shareholder in his or her capacity as a shareholder and, to the extent the Shareholder serves as a member of the Board of Directors of the Company, nothing in this Agreement shall limit or affect any actions or omissions taken by the Shareholder in the Shareholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or shall be construed to prohibit, limit or restrict the Shareholder from exercising the Shareholder’s fiduciary duties as a director or officer to the Company or its shareholders.  For the avoidance of doubt, the foregoing commitments apply to any Shares held by a trust (subject to the Shareholder’s fiduciary duties as trustee), limited partnership or other entity holding Shares as to which the Shareholder beneficially owns and has sole voting power (as such terms are used in Rule 13d-3 of the Exchange Act).  To the extent the Shareholder does not have sole voting power, by himself or herself, of such shareholder entity, the Shareholder agrees to exercise all voting rights he or she has in such shareholder entity to carry out the intents and purposes of his or her support and voting obligations in this paragraph and otherwise set forth in this Agreement. The Shareholder covenants and agrees that, except for this Agreement, he or she (x) has not entered into, and shall not enter during the Support Period, any voting agreement or voting trust with respect to the Shares and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the intent of this Agreement.

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3.
GRANT OF IRREVOCABLE PROXY.  IF THE SHAREHOLDER FAILS TO ACT IN ACCORDANCE WITH THE SHAREHOLDER’S OBLIGATIONS AS TO VOTING PURSUANT TO SECTION 2 DURING THE SUPPORT PERIOD, THE SHAREHOLDER HEREBY IRREVOCABLY (DURING THE SUPPORT PERIOD) GRANTS TO AND APPOINTS THE PURCHASER AS THE SHAREHOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION), FOR AND IN THE NAME, PLACE AND STEAD OF THE SHAREHOLDER, TO REPRESENT, VOTE AND OTHERWISE ACT BY VOTING AT ANY MEETING OF THE COMPANY’S SHAREHOLDERS, HOWEVER CALLED, OR IN CONNECTION WITH ANY WRITTEN CONSENT OF THE COMPANY’S SHAREHOLDERS, WITH RESPECT TO THE SHARES REGARDING THE MATTERS REFERRED TO IN SECTION 2 DURING THE SUPPORT PERIOD, TO THE SAME EXTENT AND WITH THE SAME EFFECT AS THE SHAREHOLDER MIGHT OR COULD DO UNDER APPLICABLE LAW, RULES AND REGULATIONS. THE PROXY GRANTED PURSUANT TO THIS SECTION 3 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE DURING THE SUPPORT PERIOD.  THE SHAREHOLDER HEREBY REVOKES ANY AND ALL PREVIOUS PROXIES OR POWERS OF ATTORNEY GRANTED WITH RESPECT TO ANY OF THE SHARES THAT MAY HAVE HERETOFORE BEEN APPOINTED OR GRANTED WITH RESPECT TO THE MATTERS REFERRED TO IN SECTION 2 AND THIS SECTION 3.

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4.
Transfer Restrictions Before Merger.  The Shareholder hereby agrees that he or she will not, during the Support Period, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Shares, or any interest therein, including the right to vote any Shares, as applicable (a “Transfer”), except with the prior consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Shareholder may Transfer Shares for estate planning, tax planning or philanthropic purposes so long as the transferee, before the date of a Transfer, agrees in a signed writing reasonably acceptable to the Purchaser to be bound by and comply with the provisions of this Agreement or upon the death of the Shareholder.

5.	No Exercise of Appraisal Rights. The Shareholder hereby waives and agrees not to exercise any appraisal rights or right to dissent in respect of the Shares that may arise with respect to the Merger.
6.
Confidential Information.  From and after the date of this Agreement, the Shareholder shall not disclose any confidential information of the Purchaser or the Company obtained by the Shareholder while serving as a director of the Company except in accordance with a judicial or other governmental order or the Merger Agreement.  For purposes of this Agreement, “confidential information” does not include (a) information that is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Shareholder; (b) information that was in the Shareholder’s possession before serving as a director or information received by the Shareholder from another person without any limitations on disclosure, but only if the Shareholder had no reason to believe that the other person was prohibited from using or disclosing such information by a contractual or fiduciary obligation; or (c) information that was independently developed by the Shareholder without using any confidential information of Purchaser or the Company.

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7.
Representations of the Shareholder.  The Shareholder represents and warrants to the Purchaser as follows: (a) the Shareholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and legally binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery by the Shareholder or the performance of his or her obligations hereunder; (c) the execution and delivery of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon the Shareholder or the Existing Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity; (d) as of the date hereof, the Shareholder beneficially owns and has sole voting power (as such terms are used in Rule 13d-3 of the Exchange Act) with respect to the Existing Shares; (e) as of the date hereof, the Shareholder beneficially owns the Existing Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement, under applicable federal or state securities laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions, applicable securities laws and similar considerations).

8.
Effectiveness.  This Agreement shall be effective upon signing and is irrevocable.  If the Merger Agreement is terminated for any reason in accordance with its terms, this Agreement (other than Sections 9 through 14) shall automatically terminate and be null and void and of no effect.

9.
Entire Agreement; Assignment.  The recitals are incorporated as a part of this Agreement.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each Party; provided, however, that the rights under this Agreement are assignable by the Purchaser to a majority-owned affiliate or any successor-in-interest of the Purchaser, but no such assignment shall relieve the Purchaser of its obligations hereunder.

10.
Remedies/Specific Enforcement.  Each Party agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that the Purchaser would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with its specific terms and that monetary damages would not provide adequate remedy in such event.  Accordingly, in the event of any breach or threatened breach by the Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which the Purchaser may be entitled (including monetary damages), the Purchaser shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof.  The Shareholder further agrees that neither the Purchaser nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and the Shareholder irrevocably waives any right he or she may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

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11.
Governing Law; Jurisdiction and Venue.  All questions concerning the construction, validity enforcement and interpretation of this Agreement shall be governed by the internal law of the Commonwealth of Pennsylvania, without giving effect to any choice of law of conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.  Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the Courts of Pennsylvania (or federal court within the Commonwealth of Pennsylvania), in any action or proceeding arising out of or relating to this Agreement and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court.  Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law; (a) any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 11, and (b) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12.
Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such unenforceable provision had never comprised a part of this Agreement, the remaining provisions of this Agreement shall remain in full force and effect, and the court construing this Agreement shall add as a part of this Agreement, a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision.

13.
Amendments; Waivers.  Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and signed (a) in the case of an amendment, by the Purchaser and the Shareholder, and (b) in the case of a waiver, by the Party against whom the waiver is to be effective.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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14.
Counterparts.  The Parties may execute this Agreement in one or more counterparts, including by facsimile, e-mail delivery of a “.pdf” format data file, or other form of electronic signature.  All the counterparts will be construed together and will constitute one Agreement.

[Signature pages immediately follow]

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SIGNED as of the date first set forth above:

MIDCOAST COMMUNITY BANCORP, INC. By: Eric G. Hoerner Chief Executive Officer	CITIZENS FINANCIAL SERVICES, INC. By: Randall E. Black President and Chief Executive Officer

[Additional Signatures on Next Page]

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SHAREHOLDER:
Name:

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Schedule A1

Shareholder	Number of Shares

1 NTD:  Company/Shareholder to complete.

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EXHIBIT B
AGREEMENT AND PLAN OF BANK MERGER
THIS AGREEMENT AND PLAN OF BANK MERGER (this “Bank Merger Agreement”), dated as of ________________, 2019 is entered into by and between FIRST CITIZENS COMMUNITY BANK (“FCCB”), a Pennsylvania-chartered commercial bank with its main office located at 15 South Main Street, Mansfield, Pennsylvania 16933, and MIDCOAST COMMUNITY BANK (“MCB”), a Delaware-chartered commercial bank with its main office located at 4900 Kirkwood Highway, Wilmington, Delaware 19808.
BACKGROUND
A.            FCCB is a wholly-owned subsidiary of Citizens Financial Services, Inc. (“Citizens”), a bank holding company registered under the Bank Holding Company Act of 1956, as amended.  The authorized capital stock of FCCB consists of 1,000,000 shares of common stock, par value $1.00 per share (“FCCB Common Stock”), of which 905,902 shares of FCCB Common Stock are issued and outstanding as of the date hereof.
B.            MCB is a wholly-owned subsidiary of MidCoast Community Bancorp, Inc. (“MidCoast”), a bank holding company registered under the Bank Holding Company Act of 1956, as amended.  The authorized capital stock of MCB consists of 10,000,000 shares of common stock, par value $1.00 per share (“MCB Common Stock”), of which 500,000 shares of MCB Common Stock are issued and outstanding at the date hereof.
C.            Citizens and MidCoast are parties to an Agreement and Plan of Merger, dated as of ____________, 2019 (the “Holding Company Merger Agreement”).  This Bank Merger Agreement is being executed and delivered by FCCB and MCB pursuant to the Holding Company Merger Agreement.
D.            The respective Boards of Directors and stockholders of FCCB and MCB have unanimously adopted resolutions approving this Bank Merger Agreement and authorizing the execution and delivery of this Bank Merger Agreement.  The respective Boards of Directors of FCCB and MCB deem the merger of MCB with and into FCCB, pursuant to the terms and conditions set forth or referred to herein, to be desirable and in the best interests of the respective banks and their respective stockholders.
AGREEMENT
In consideration of the premises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws and regulations of the Commonwealth of Pennsylvania and the State of Delaware, FCCB and MCB, intending to be legally bound hereby, agree to the following terms:
ARTICLE I
MERGER; BUSINESS
1.1            Merger.  Subject to the terms and conditions of this Bank Merger Agreement and in accordance with the applicable laws and regulations of the Commonwealth of Pennsylvania and the State of Delaware, at the Effective Time (as that term is defined in Article V hereof): (i) MCB shall merge with and into FCCB; (ii) the separate existence of MCB shall cease; and (iii) FCCB shall be the surviving entity and shall continue to operate under the name “First Citizens Community Bank” (such transaction referred to herein as the “Bank Merger,” and FCCB, as the surviving entity in the Bank Merger, referred to herein as the “Resulting Bank”).
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1.2            Business; Offices.  The business of the Resulting Bank shall continue to be conducted at FCCB’s main office, which is located at 15 South Main Street, Mansfield, Pennsylvania 16933, and at FCCB’s legally established branches.  The main office of MCB and its branch offices shall operate as branch offices of the Resulting Bank.  A list of offices of the Resulting Bank is attached hereto as Exhibit A.
ARTICLE II
CHARTER AND BYLAWS
2.1            At the Effective Time, the Charter and Bylaws of FCCB in effect immediately before the Effective Time shall be the Charter and Bylaws of the Resulting Bank.  No amendments to the Charter and Bylaws of the Resulting Bank shall be made in connection with the Bank Merger.
ARTICLE III
BOARD OF DIRECTORS AND OFFICERS
3.1            Board of Directors.  At the Effective Time, the directors of the Resulting Bank shall consist of the following persons, who shall serve as such until their successors have been elected and qualified:
Randall E. Black
Robert W. Chappell
R. Lowell Coolidge
Rinaldo A. DePaola
Thomas E. Freeman
Roger C. Graham, Jr.
E. Gene Kosa
Mickey L. Jones
R. Joseph Landy
Christopher W. Kunes
Terry B. Osborne
David Z. Richards, Jr.
Alletta M. Schadler

Each director is a resident of the Commonwealth of Pennsylvania.
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3.2            Officers.  At the Effective Time, the officers of the Resulting Bank shall consist of the following persons, who shall serve as such until their successors have been elected:
Randall E. Black, President and Chief Executive Officer
Mickey L. Jones, Executive Vice President, Chief Operating Officer and Chief Financial Officer
Gina Marie Boor, Corporate Secretary

Each officer is a resident of the Commonwealth of Pennsylvania.

ARTICLE IV
CONVERSION OF SHARES
4.1            Capital Stock of FCCB.  At and after the Effective Time, each share of FCCB Common Stock issued and outstanding immediately before the Effective Time shall continue to be an issued and outstanding share of common stock of the Resulting Bank.
4.2            Capital Stock of MCB.  At the Effective Time, each share of MCB Common Stock issued and outstanding immediately before the Effective Time, and each share of MCB Common Stock issued and held in the treasury of MCB immediately before the Effective Time, if any, shall be cancelled and no cash, stock or other property shall be delivered in consideration of cancellation therefor.
4.3            Capital Stock of Resulting Bank.  At the Effective Time, the authorized capital stock of the Resulting Bank shall consist of 1,000,000 shares of common stock, par value $1.00 per share, 905,902 of which will be issued and outstanding, and no shares of preferred stock.
ARTICLE V
EFFECTIVE TIME OF THE MERGER
The Bank Merger shall become effective at the time (the “Effective Time”) at which the merger of MidCoast with and into Citizens pursuant to the Holding Company Merger Agreement shall become effective, which time shall be after the date on which the Pennsylvania Department of Banking and Securities, the Office of the State Bank Commissioner of the State of Delaware and the Board of Governors of the Federal Reserve System shall have approved the Bank Merger, or waived any applicable approval requirement in writing, and the date of receipt of any other approvals required to consummate the Bank Merger.
ARTICLE VI
EFFECT OF THE BANK MERGER
At and after the Effective Time, the Bank Merger shall have the effects set forth in the applicable provisions of the Pennsylvania Banking Code of 1965, as amended, and Title 5, Chapter 7 of the Delaware Code, as amended.
ARTICLE VII
CONDITIONS PRECEDENT
The obligations of FCCB and MCB to effect the Bank Merger shall be subject to consummation of the merger of MidCoast with and into Citizens as set forth in the Holding Company Merger Agreement.
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ARTICLE VIII
TERMINATION
This Bank Merger Agreement shall automatically terminate upon any termination of the Holding Company Merger Agreement.
ARTICLE IX
MISCELLANEOUS
9.1            Extensions; Waivers.  Except where not permitted by law, each party to this Bank Merger Agreement, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto, and may waive compliance with any of the covenants, or performance of any of the obligations, of the other party contained in this Bank Merger Agreement.
9.2            Notices.  Any notice or other communication required or permitted under this Bank Merger Agreement shall be given to the parent company of the party to which such notice or communication is given, and shall be effective, in accordance with the provisions of Section 11.4 of the Holding Company Merger Agreement.
9.3            Captions.  The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Bank Merger Agreement.
9.4            Counterparts.  This Bank Merger Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.  A facsimile copy of a signature page or e-mail delivery of a “.pdf” format data file of a signature page shall each be deemed to be an original signature page
9.5            Governing Law.  This Bank Merger Agreement shall be governed by, and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law, except where the laws of the State of Delaware shall specifically apply.
[Signature page immediately follows]

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IN WITNESS WHEREOF, First Citizens Community Bank and MidCoast Community Bank have caused this Agreement and Plan of Bank Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first written above.
FIRST CITIZENS COMMUNITY BANK

By:            ________________________________________
Randall E. Black
President and Chief Executive Officer

MIDCOAST COMMUNITY BANK

By:            ____________________________________
Eric G. Hoerner
Chief Executive Officer

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EXHIBIT A – OFFICES OF THE RESULTING BANK

Branch Name	Branch Address

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EXHIBIT C
JOINDER AGREEMENT
Reference is made to that certain Agreement and Plan of Merger by and between Citizens Financial Services Inc and MidCoast Community Bancorp, Inc. dated as of September ___, 2019 (the “Agreement”).  As contemplated by the Agreement, [Legal Name of Joinder Party] (the “Joinder Party”) has been formed as a Pennsylvania-chartered [entity type] to serve as Newco (as such term is defined in the Agreement).
The undersigned parties hereby agree, ratify and confirm that, effective as of the date hereof, the Joinder Party shall become a party to the Agreement.  The Joinder Party hereby adopts, accepts, ratifies, confirms and agrees to be bound by all of the terms and conditions of the Agreement .  The Joinder Party has duly executed and delivered this Joinder Agreement and, assuming due authorization, execution and delivery of this Joinder Agreement and the Agreement by the other parties hereto and thereto, this Joinder Agreement and the Agreement are valid and legally binding obligations of the Joinder Party, enforceable against it in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, and similar laws affecting creditors’ rights generally or by general equity principles).
The address to which notices may be sent to the Joinder Party is as follows:
Randall E. Black, President and Chief Executive Officer
[Legal Name of Joinder Party]
15 South Main Street
Mansfield, Pennsylvania 16933
With a copy to:
Victor L. Cangelosi, Esq.
Thomas P. Hutton, Esq.
Luse Gorman, PC
5335 Wisconsin Avenue, NW
Suite 780
Washington, D.C.  20015
[Signature page immediately follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of this ____ day of ________, 20___.
[LEGAL NAME OF JOINDER PARTY]
By:
Randall E. Black
President and Chief Executive Officer

AGREED TO AND ACCEPTED:

CITIZENS FINANCIAL SERVICES, INC.

Randall E. Black
President and Chief Executive Officer

MIDCOAST COMMUNITY BANCORP, INC.

Eric G. Hoerner
Chief Executive Officer